EXECUTION COPY

STOCK PURCHASE AGREEMENT

by and among

APOLLO MEDICAL HOLDINGS, INC.,
on the one hand,

and

ALIGNED HEALTHCARE GROUP LLC,

ALIGNED HEALTHCARE GROUP – CALIFORNIA, INC.,

RAOUF KHALIL,

JAMIE MCREYNOLDS, M.D.,

BJ REESE & ASSOCIATES, LLC

and

BJ REESE,
on the other hand

dated

February 15, 2011

-i-

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of February 15, 2011, by and among Apollo Medical Holdings, Inc., a Delaware corporation (the “Buyer”), on the one hand, and Aligned Healthcare Group LLC, a California limited liability company (“Aligned LLC”), Aligned Healthcare Group – California, Inc., a California professional medical corporation (“Aligned Corp.”), Raouf Khalil (“Khalil”), Jamie McReynolds, M.D. (“McReynolds”), BJ Reese & Associates, LLC (“Reese LLC”) and BJ Reese (“Reese”). Aligned Corp., Khalil, McReynolds, Reese LLC and Reese are sometimes referred to herein collectively as the “Sellers” and individually as a “Seller.” Aligned LLC and the Sellers are sometimes collectively referred to herein as the “Aligned Parties” and individually as an “Aligned Party”.

A.           Aligned Corp. conducts a medical practice in the Counties of Tulare, Kings, Madera, Sacramento, Stanislaus and Fresno in California (the “Aligned Territory”). Aligned Corp. has also developed certain expertise and know-how in connection with the management, administration and operation of its medical practice and related services.

B.           Aligned LLC provides management services to Aligned Corp. and other medical practices in the Aligned Territory, which include managing and administering Aligned Corp.’s and other providers’ medical clinics and providing support services to and furnishing Aligned Corp. and other practices with the necessary personnel and support staff.

C.           Aligned Corp. and Aligned LLC have sold and transferred or will sell and transfer prior to the Closing (as defined below) to Aligned Healthcare, Inc., a California corporation (the “Company”), for fair value, certain assets (the “Asset Sale”) used or useful in the management, administration and operation of 24-hour physician and nursing call centers described on Schedule 2.5 (the “Assets”).

D.           Khalil, McReynolds and Reese are officers, directors, employees, consultants and affiliates of Aligned LLC and Aligned Corp., and Aligned Corp., Khalil, McReynolds and Reese LLC own all of the issued and outstanding shares of capital stock in the Company (the “Shares”).

E.           The Buyer desires to acquire from the Sellers, and the Sellers desire to sell to the Buyer, all of the Shares (the “Sale of Shares”).

F.           In connection with the Sale of Shares, each of Khalil, McReynolds and Reese shall enter into a consulting agreement with the Company, pursuant to which each such person shall provide consulting services to the Company following the Closing and be entitled to receive cash compensation therefor (the “Consulting Arrangements”).

G.           As additional consideration for the Sale of Shares and as a further inducement for the Buyer to enter into the Sale of Shares and the Consulting Arrangements, Aligned LLC and its members shall enter into an agreement at Closing granting the Buyer a right of first refusal with respect to the membership interests and assets of Aligned LLC (the “ROFR”).

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H.          The Asset Sale, the Sale of Shares, the Consulting Arrangements, the ROFR and each of the other transactions contemplated under this Agreement or any of the Transaction Documents (as defined below) are sometimes collectively referred to herein as the “Transactions”.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

Article 1

PURCHASE AND SALE OF THE SHARES

1.1         Purchase of Shares. At the Closing (as defined in Section 1.4), subject to the terms and conditions of this Agreement, the Sellers shall sell and deliver to the Buyer, and the Buyer shall purchase from the Sellers, all of the Shares in exchange for the delivery by the Buyer to the Sellers, at the Closing, of the purchase price described in Section 1.2 (the “Purchase Price”).

1.2         Consideration.

(a)          Purchase Price. Subject to Sections 1.2(d) and 9.4, the Purchase Price is (i) 1,000,000 shares (the “Initial Shares”) of the Buyer’s common stock, par value $0.001 (the “Buyer Stock”), plus (ii) 1,000,000 shares of Buyer Stock issuable, if at all, solely as set forth in Section 1.2(b) (the “Contingent Stock”), plus (iii) any post-Closing issuance of Buyer Stock referred to in Section 1.2(c) (the “Post-Closing Earnout Stock”), which Post-Closing Earnout Stock shall be issuable, if at all, solely as set forth in Section 1.2(c). The Buyer Stock shall be issued under this Section 1.2 to the Sellers in the respective percentages set forth on Schedule 2.2. The Buyer shall have no obligation to register or qualify for resale under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities law, the shares of Buyer Stock issued to the Sellers pursuant to this Agreement.

(b)          Contingent Stock. If, and only if, the Company and a physicians’ group to be formed following the Closing and owned by affiliates of the Buyer, taken together (the “Aligned Division”), meet the revenue target described on Schedule 1.2(b), the Buyer shall issue the Contingent Stock to the Sellers. If such revenue target has not been met by February 1, 2012, then the Sellers’ right to receive the Contingent Stock shall terminate.

(c)          Post-Closing Earnout Stock.

(i)          The following capitalized terms used in this Agreement shall have the following meanings:

(1)         “Actual EBITDA Amount” means the actual EBITDA during each of the First 12-Month Earnout Period during that particular period, the Second 12-Month Earnout Period during that particular period and the Third and Final 12-Month Earnout Period during that particular period, respectively (such earnout periods sometimes being referred to individually as an “Earnout Period” and, collectively, as the “Earnout Periods”).

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(2)         “Baseline EBITDA Amount” means (A) with respect to the Second 12-Month Earnout Period, the Actual EBITDA Amount of the First 12-Month Earnout Period, and (B) with respect to the Third and Final 12-Month Earnout Period, the Actual EBITDA Amount of the Second 12-Month Earnout Period; provided, however, that in no event shall the Baseline EBITDA Amount applicable to any Earnout Period be less than the highest Actual EBITDA Amount for any Earnout Period.

(3)         “EBITDA” means the cumulative consolidated earnings generated by the Aligned Division, before interest expense, income taxes, depreciation and amortization, determined in accordance with U.S. generally accepted accounting principles.

(4)         “First 12-Month Earnout Period” means the period commencing on the first day of the calendar month in which the Closing Date occurs and ending on the last day of the twelfth (12th) full calendar month thereafter.

(5)         “Second 12-Month Earnout Period” means the period commencing on the first day of the calendar month immediately following the end of the First 12-Month Earnout Period and ending on the last day of the twelfth (12th) full calendar month thereafter.

(6)         “Third and Final 12-Month Earnout Period” means the period commencing on the first day of the calendar month immediately following the end of the Second 12-Month Earnout Period and ending on the last day of the twelfth (12th) full calendar month thereafter.

(ii)         Within forty-five (45) days after each of the First 12-Month Earnout Period, the Second 12-Month Earnout Period and the Third and Final 12-Month Earnout Period, the Buyer shall determine the Actual EBITDA Amount for each such period. The Buyer will provide the Aligned Parties’ Representative (as defined in Section 5.4) with such determination, together with reasonable supporting documentation, within ten (10) days thereafter (the “EBITDA Calculations”). If the Aligned Parties’ Representative accepts the EBITDA Calculations, or if the Aligned Parties’ Representative fails to give notice to the Buyer of any objection within ten (10) days after receipt of the EBITDA Calculations, the EBITDA Calculations shall be the final and binding calculation of the Actual EBITDA Amount for the respective Earnout Period. If the Aligned Parties’ Representative gives notice to the Buyer of an objection to the EBITDA Calculations within thirty (30) days after receipt of the EBITDA Calculations, the Buyer and the Aligned Parties’ Representative shall attempt in good faith to resolve their differences. If the Buyer and the Aligned Parties’ Representative are able to resolve their differences, the EBITDA Calculations, as modified to reflect the resolution of the differences between the Buyer and the Aligned Parties’ Representative, shall be the final and binding calculation of the Actual EBITDA Amount for the respective Earnout Period. If, however, the Buyer and the Aligned Parties’ Representative are unable to resolve their differences, the Buyer and the Aligned Parties’ Representative shall submit any disputed items to a certified public accountant reasonably satisfactory to the Buyer and Aligned Parties’ Representative for a resolution of the dispute. The determination of the certified public accountant shall be final and binding on the Buyer and the Aligned Parties’ Representative, and the EBITDA Calculations, as modified to reflect (i) those differences, if any, that the Buyer and the Aligned Parties’ Representative were able to resolve, and (ii) the certified public accountant’s determination with regard to the remaining disputed items, shall be the final and binding resolution of the Actual EBITDA Amount for the applicable Earnout Period.

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(iii)        Once the Actual EBITDA Amount is finally determined for the First 12-Month Earnout Period pursuant to Section 1.2(c)(ii), the Buyer shall issue to the Sellers, within thirty (30) days thereafter, twelve (12) shares of Buyer Stock for each dollar of the Actual EBITDA Amount for the First 12-Month Earnout Period.

(iv)        Once the Actual EBITDA Amount is finally determined for the Second 12-Month Earnout Period pursuant to Section 1.2(c)(ii), if the Actual EBITDA Amount exceeds the Baseline EBITDA Amount applicable to the Second 12-Month Earnout Period, the Buyer shall issue to the Sellers, within thirty (30) days thereafter, twelve (12) shares of Buyer Stock for each dollar of such excess.

(v)         Once the Actual EBITDA Amount is finally determined for the Third and Final 12-Month Earnout Period pursuant to Section 1.2(c)(ii), if the Actual EBITDA Amount exceeds the Baseline EBITDA Amount applicable to the Third and Final 12-Month Earnout Period, the Buyer shall issue to the Sellers, within thirty (30) days thereafter, twelve (12) shares of Buyer Stock for each dollar of such excess.

(vi)        Notwithstanding any provision of this Section 1.2(c) to the contrary, in no event shall the Buyer be required to issue to the Sellers more than 3,500,000 shares of Buyer Stock, in the aggregate, as Post-Closing Earnout Stock, and there shall be no earnout or other obligation to make any payment or issue any shares of Buyer Stock under this Agreement with respect to any post-Closing period other than as expressly provided in Section 1.2(b) or the Earnout Periods as expressly set forth in this Section 1.2(c).

(d)          Repurchase Right. Notwithstanding anything to the contrary in this Agreement, if the Company has not entered into a Qualifying MSO Contract (as defined below) on or before the one (1) year anniversary of the Closing Date, then (i) at any time and from time to time thereafter the Buyer shall have the right, which it may exercise or decline to exercise in its sole and absolute discretion, to repurchase any or all of the shares of Buyer Stock for the price per share of $0.05 (as adjusted for any stock dividends, combinations or splits), and (ii) the obligation of the Buyer to issue any unissued Contingent Stock or any Post-Closing Earnout Stock shall immediately terminate. Any such repurchase shall be made on a pro rata basis among the Sellers based on the number of shares of Buyer Stock then held by them. If the Buyer exercises its right to repurchase the Buyer Stock, it shall provide written notice thereof to each Seller, specifying the number of shares of Buyer Stock to be repurchased from such Seller and the address to which such Seller shall send the certificate(s) representing the shares of Buyer Stock being repurchased. Each Seller shall then surrender to the Buyer such certificate(s) for cancellation and the repurchase price for such shares shall be payable to such Seller. Upon such payment to any Seller, the Buyer shall become the legal and beneficial owner of the shares of Buyer Stock being repurchased and all right, title and interest in and to such shares. For purposes of this Agreement, a “Qualified MSO Contract” means a bona fide, duly executed and legal, valid and binding written agreement between the Company, on the one hand, and a health plan, an Independent Physician Association or a hospital, on the other hand, providing that the Company shall (i) provide case management services or (ii) manage, administer or operate one or more 24-hour physician and nursing call centers and provide any related services and which has a term of at least one (1) years and provides aggregate net revenues to the Company of not less than $1,000,000.

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1.3         No Assumption of Liabilities. Neither the Buyer nor any of its affiliates shall, by the execution or performance of this Agreement or otherwise, assume, become responsible for or incur any debt, liability or obligation of the Company or any Aligned Party, of any type or description whatsoever, whether related or unrelated to the Assets or the Transactions, incurred, accrued or arising on or before the Closing Date (as defined below), all of which shall be assumed by and become or remain the responsibility of the Aligned Parties.

1.4         Closing.

(a)          The closing (the “Closing”) of the Transactions will take place shall take place as promptly as practical (but in any event no later than five (5) business days) after the date on which the last of the conditions set forth in Sections 7 and 8 is fulfilled or waived or on such other date as the Buyer and the Aligned Parties’ Representative shall agree (the “Closing Date”). At the election of the Buyer and the Sellers, the Closing may take place through an exchange of consideration and documents using overnight courier service, facsimile or electronic transmission.

(b)          At the Closing, the Buyer shall make the following deliveries:

(i)          the Buyer shall deliver to the Sellers certificates representing the Initial Shares;

(ii)         the Buyer shall cause the Company to execute and deliver to Khalil a Consulting Agreement in substantially the form of Exhibit A hereto (the “Khalil Consulting Agreement”);

(iii)        the Buyer shall cause the Company to execute and deliver to Reese a Consulting Agreement in substantially the form of Exhibit A hereto (the “Reese Consulting Agreement”);

(iv)        the Buyer shall deliver to Aligned LLC the Right of First Refusal Agreement in substantially the form of Exhibit B hereto (the “ROFR Agreement”); and

(v)         the Buyer shall execute and deliver to the Aligned Parties the certificate described in Section 8.2.

(c)         At the Closing, the Aligned Parties shall make the following deliveries:

(i)          the Aligned Parties shall deliver to the Buyer executed copies of the Transaction Documents, the Aligned Agreements and such other documents and instruments effecting the Asset Sale in form and substance reasonably satisfactory to the Buyer;

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(ii)         Khalil shall execute and deliver to the Buyer the Khalil Consulting Agreement and a Proprietary Information Agreement in favor of Aligned LLC;

(iii)        McReynolds shall execute and deliver to the Buyer a Proprietary Information Agreement in favor of Aligned LLC;

(iv)        Reese shall execute and deliver to the Buyer the Reese Consulting Agreement and a Proprietary Information Agreement in favor of Aligned LLC;

(v)         Aligned LLC shall execute, shall cause its members to execute and shall deliver to the Buyer the ROFR Agreement;

(vi)        the Aligned Parties shall deliver to the Buyer a certificate of good standing of each of the Company, Aligned LLC and Aligned Corp., issued not more than seven (7) business days prior to the Closing Date by the Secretary of State of the State of California;

(vii)       the Company shall deliver to the Buyer a true and complete copy of the Articles of Incorporation of the Company, as in effect on the Closing Date, certified by the Secretary of State of the State of California;

(viii)      the Company shall deliver to the Buyer a true and complete copy of the by-laws of the Company, as in effect on the Closing Date, certified by the Secretary of the Company;

(ix)         the Company shall deliver to the Buyer a true and complete copy of the duly adopted resolutions of the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the Transaction Documents, certified by the Secretary of the Company;

(x)          Aligned Corp. shall deliver to the Buyer a true and complete copy of the duly adopted resolutions of the Board of Directors and the shareholders of Aligned Corp. approving the execution, delivery and performance of this Agreement and the Transaction Documents, certified by the Secretary of the Company;

(xi)         Aligned LLC shall deliver to the Buyer a true and complete copy of the duly adopted resolutions of the managers and members of Aligned LLC approving the execution, delivery and performance of this Agreement and the Transaction Documents, certified by the managers of Aligned LLC;

(xii)         the Company shall deliver to the Buyer executed resignations of each director and each officer of the Company;

(xiii)       each Seller shall deliver to the Buyer certificate(s) representing the Shares, accompanied by stock powers duly executed in blank by each Seller;

(xiv)      the Company shall deliver to the Buyer the minute book, seal and all other books and records of the Company;

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(xv)       each individual Seller who is married shall deliver to the Buyer a Confirmation of Spouse, in form and substance reasonably satisfactory to the Buyer, consenting to this Agreement, the Transaction Documents to which the Seller is a party, and the Transactions to which the Seller is a party, duly executed by the spouse of the Seller;

(xvi)      to the extent required, consents, approvals or regulatory actions from any public or governmental authority;

(xvii)     the Aligned Parties shall execute and deliver to the Buyer the certificate described in Section 7.2; and

(xviii)    the Aligned Parties shall deliver to the Buyer such other certificates and documents as the Buyer or its counsel may reasonably request.

Article 2

REPRESENTATIONS AND WARRANTIES OF ALIGNED PARTIES

Each Aligned Party, jointly and severally, represents and warrants to the Buyer that the statements contained in this Article 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 2), except as set forth in Schedule II attached hereto. Each Aligned Party agrees that the representations and warranties made in this Article 2 shall survive the Closing as provided in Section 11.1.

2.1           Organization, Standing and Qualification. Aligned Corp. is a professional medical corporation duly organized, validly existing and in good standing under the laws of the State of California. Aligned LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Reese LLC is a limited liability company duly organized, validly existing and in good standing under the laws of its state of formation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Aligned Corp., Aligned LLC and the Company has full power and authority to own and lease its properties and to carry on its business as now conducted. The Company is not required to be qualified or licensed to conduct business as a foreign corporation in any other jurisdiction.

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2.2         Capitalization. Schedule 2.2 sets forth the authorized and outstanding capital of the Company, the names and addresses of the record and beneficial owners of all of the issued and outstanding capital stock of the Company, the number of shares so owned, and the allocation of the Purchase Price among the Sellers as agreed to among themselves. All of the issued and outstanding shares of the capital stock of the Company are owned of record and beneficially by the Sellers, as set forth on Schedule 2.2, and are and as of the Closing will be free and clear of all liens, security interests, encumbrances, restrictions, pledges and claims of every kind except as set forth on Schedule 2.2. Each share of the capital stock of the Company is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of any preemptive rights of any past or present shareholder of the Company. No option, warrant, call, conversion or other right or commitment of any kind (including any of the foregoing created in connection with any indebtedness of the Company) exists that obligates the Company to issue any of its authorized but unissued capital stock or other equity interest or that obligates the Sellers to transfer any Shares to any person. Neither the Company nor any Seller is a party to any, and there exist no, voting trusts, stockholder agreements, pledge agreements, or other agreements relating to or restricting the transferability of any Shares or any other equity interest in the Company. The Shares have been issued in accordance with all applicable federal and state securities laws. The Shares being acquired by the Buyer hereunder constitute all of the outstanding capital stock of the Company. The Company has no subsidiaries and owns no securities or other equity interest in any other person or entity. The sole member of Mobile Doctors 24/7, LLC, a California limited liability company (“Mobile Doctors”), is Khalil. The sole member of Reese LLC is Reese.

2.3         Authority; Enforceability. Each Aligned Party has the full right, power and authority to enter into this Agreement, all other agreements and documents executed in connection with the Transactions (collectively, the “Transaction Documents”) and the Transactions, and all documents and agreements necessary to give effect to the provisions of this Agreement and the Transaction Documents and to the Transactions, and to perform its, his or her obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which it is a party by each of the Company, Reese LLC, Aligned Corp. and Aligned LLC and the consummation of the Transactions by the Company, Reese LLC, Aligned Corp. and Aligned LLC have been duly authorized by the Company’s and Aligned Corp.’s Board of Directors and by Aligned LLC’s and Reese LLC’s managers, and all other actions and proceedings required to be taken by or on behalf of the Company, Reese LLC, Aligned Corp. and Aligned LLC to enter into this Agreement and consummate the Transactions have been duly and properly taken. This Agreement and the Transaction Documents have been duly and validly executed and delivered by the Aligned Parties who are a party thereto and, subject to the due authorization, execution and delivery by the Buyer, constitute the legal, valid and binding obligations of each Aligned Party who is a party thereto, enforceable against each such Aligned Party in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

2.4         No Violation or Approval. The execution and delivery by the Aligned Parties of this Agreement and the Transaction Documents to which they are a party, and the consummation by the Aligned Parties of the Transactions to which they are a party, will not, after the giving of notice or lapse of time or otherwise:

(a)          violate or result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, or result in any lien, claim or encumbrance on the Shares or the assets of the Company under, any mortgage, deed, lease, note, bond, indenture, agreement, license or other instrument or obligation of any kind or nature to which any Aligned Party or the Company is a party, or by which any Aligned Party or the Company, or any Aligned Party’s or the Company’s assets, is or may be bound or affected;

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(b)          violate any law, rule or regulation, or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

(c)          violate the Articles of Incorporation or Bylaws of the Company or Aligned Corp., or the Articles of Organization or the Operating Agreement of Aligned LLC.

2.5         Ownership of Assets. The Assets are listed on Schedule 2.5. Aligned Corp. and Aligned LLC each received fair value for the Assets each sold and conveyed (directly or indirectly) to the Company in connection with the Asset Sale. The Company has good and marketable title to all of the Assets free and clear of any mortgage, security interest, defect, pledge, lien, claim, conditional sales agreement, lease, encumbrance, charge or rights of third parties whatsoever. The Company does not own nor has it ever owned any tangible or intangible properties or assets of whatever kind or nature other than the Assets. The Company does not own, lease, maintain or use, nor has it ever owned, leased, maintained or used, any real property.

2.6         Contracts; Liabilities; Employees; Operations.

(a)          Other than the Transaction Documents to which it is a party, the Company is not a party to nor is it bound by, nor has it ever been a party to or been bound by, any oral or written contract, agreement or any other obligations of any kind or nature whatsoever.

(b)          The Company has never had, does not have, nor will it have as of the Closing Date any liabilities of any nature, whether accrued, absolute, contingent or otherwise (including tax liabilities due or to become due), other than California minimum franchise taxes which automatically accrue upon corporate formation and which have been paid in full.

(c)          The Company does not have, nor has it ever had, any employees or independent contractors.

(d)          Since its inception, the Company has not conducted any activities, business or operations, other than activities directly related to the formation of the Company.

2.7         Losses and Litigation. Neither the Company nor any Aligned Party is a party to or engaged in any action, suit, governmental proceeding or investigation or arbitration, nor is aware of any pending or threatened claim, proceeding, or investigation, or any basis therefor, involving or relating in any way to the Transactions, the Company, the Assets or the business or operations of the Company as contemplated to be conducted following the Closing. No Aligned Party knows of any facts upon which material claims may hereafter be made against the Company or any Aligned Party involving or relating in any way to the Transactions, the Assets or the business or operations of the Company as contemplated to be conducted following the Closing. Neither the Company nor the Assets are subject to any judgment, order, injunction, or decree of any court, administrative agency, or other governmental authority or arbitration award.

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2.8           Compliance with Laws: Governmental Authorizations. Each of the Company, Aligned Corp. and Aligned LLC is in compliance with all applicable laws, statutes, orders, rules and regulations promulgated by, or judgments entered by, any federal, state, or local court or governmental authority relating to or affecting the operation, conduct or ownership of the Assets or the business or operations of the Company as contemplated to be conducted following the Closing, except where the failure to be in substantial compliance would not have a material adverse effect upon the business, operations or financial condition of either the Company or the Assets. Without limiting the generality of the foregoing, the Company, Aligned Corp. and Aligned LLC are in compliance with all applicable state and federal regulations relating to licenses, standards of testing, rebates and kickbacks, accreditation of personnel and compliance with governmental reimbursement programs. All reports and returns required by federal, state or municipal authorities with respect to the operations of the Company, Aligned Corp. and Aligned LLC have been filed, and all sums due with respect to such reports and returns have been paid. No Aligned Party has received any notice from any federal, state or other governmental authority or agency having jurisdiction over its properties or activities or any insurance or inspection body that its operations or any of their respective properties, facilities, equipment or business procedures or practices fail to comply with any applicable law, ordinance, regulation, building or zoning law or requirement of any public or quasi-public authority or body.

2.9           Fraud and Abuse. Aligned Corp., Aligned LLC and their respective officers, directors, managers and persons or entities providing professional services for Aligned Corp. have not engaged in any activities which are prohibited under U.S.C. Section 1320a-7b, or the regulations promulgated thereunder, or under any state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service or (ii) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item.

2.10         Power of Attorney. The Company has not given any power of attorney, whether limited or general; to any person which is continuing in effect.

2.11         Intellectual Property. The Company owns or possesses sufficient legal rights to the Assets which constitute intellectual property rights, including without limitation patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes (the “Company Intellectual Property”) to use such Company Intellectual Property in the Company’s business as proposed to be conducted, without any known conflict with, or infringement of, the rights of others. The Company Intellectual Property has either been independently derived without any knowing violation by the Company or any Aligned Party of any rights of others or, with respect to any Company Intellectual Property that has been developed for the Aligned Parties by other third parties, the Aligned Party has instructed such other third parties to not violate any such rights of others and no Aligned Party has any knowledge that such third parties have violated any such rights. No Aligned Party has received any communications alleging that any Aligned Party has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Aligned Parties reasonably believe that it will not be necessary to use any inventions of any persons it intends to hire made prior to their employment by the Company, other than any business models, operational specifications, blueprints, financial models, or similar work product created by, or at the direction of any Aligned Party in contemplation of the Company and its business (all of which belong to the Company and to the Aligned Parties’ knowledge were not made in infringement of any third party’s rights).

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2.12       Conflicts of Interest.

(a)          Other than this Agreement, the Transaction Documents and the consulting and employment agreements attached to this Agreement as Schedule 2.12 (the “Aligned Agreements”), there are no agreements, understandings or proposed transactions between the Company and any of the Aligned Parties, or between Aligned Corp. or Aligned LLC, on the one hand, and any of Khalil, McReynolds or Reese, on the other hand, or their respective spouses or children or any affiliate of any of the foregoing, that could materially affect the Company, the ownership or operation of its business as presently contemplated to be conducted or the obligations of any Aligned Party under this Agreement or any Transaction Document. The Buyer acknowledges and agrees that, simultaneously with the provision of services to the Company by Khalil, McReynolds and Reese under the terms of the Transaction Documents, Khalil (acting through Mobile Doctors), McReynolds and Reese will continue to be employed by or otherwise provide services to Aligned Corp. and Aligned LLC pursuant to the Aligned Agreements.

(b)          None of the Aligned Parties (i) are, directly or indirectly, indebted to the Company or (ii) have any direct or indirect ownership interest (other than ownership of less than 1% of a any firm, corporation or similar entity whose securities trade on a national securities exchange or NASDAQ) in any firm or corporation which will likely compete with the Company outside of the Aligned Territory assuming it conducts business as contemplated.

2.13       Status of Negotiations. The status of the Aligned Parties’ negotiations relating to the Company’s prospective provision of 24 hour physician and nursing call center services outside of the Aligned Territory is summarized on Schedule 2.13. The Aligned Parties have disclosed to the party or parties with whom the Aligned Parties are negotiating on the Company’s behalf that the Sale of Shares is pending and would result in a change in control of the Company, and such party or parties have consented to or will consent to such change in control arising from the Sale of Shares.

2.14       No Broker’s Fees. Neither the Company nor any Aligned Party has done anything to cause or incur any liability or obligation on its part for investment banking, brokerage, finder’s, agent’s or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the Transactions and knows of no claim by anyone for such payment.

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2.15         Full Disclosure. Neither this Agreement nor any schedule, exhibit, list, certificate or other instrument or document delivered to the Buyer pursuant to this Agreement by or on behalf of any Aligned Party contains any untrue statement of a material fact or, to the knowledge of the Aligned Parties, omits to state any material fact required to be stated herein or therein or necessary to make the statements, representations or warranties and information contained herein, or therein not misleading. The Aligned Parties represent that they have not withheld from the Buyer disclosure of any event, condition or fact which any Aligned Party knows would materially adversely affect the Assets, or the operations or prospects of the Call Center Business or Assets.

Article 3

INVESTOR REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, severally and not jointly, represents and warrants to the Buyer that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3). Each Seller agrees that the representations and warranties made in this Article 3 shall survive the Closing as provided in Section 11.1.

3.1           Buyer Stock Acquired for Own Account. The shares of Buyer Stock are being acquired by the Seller and not by any other person, and for the account of the Seller, not as a nominee or agent and not for the account of any other person. No other person will have any interest, beneficial or otherwise, in any shares of the Buyer Stock. The Seller is not obligated to transfer any shares of Buyer Stock to any other person, nor does the Seller have any agreement or understanding to do so. The Seller is purchasing the shares of Buyer Stock for investment for an indefinite period not with a view to the sale or distribution of any part or all of the shares of Buyer Stock by public or private sale or other disposition. The Seller has no intention of selling, granting any participation in or otherwise distributing or disposing of any shares of Buyer Stock. The Seller does not intend to subdivide the Seller’s acquisition of shares of Buyer Stock with any person.

3.2           Buyer Stock Not Registered for Resale. The Seller has been advised that the Buyer Stock has not been and will not be registered or qualified under 1933 Act, the California Corporate Securities Law of 1968, as amended (the “California Securities Law”), or any other securities law, on the ground, among others, that no distribution or public offering of the Buyer Stock is to be effected and the Buyer Stock will be issued by the Buyer in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the 1933 Act or applicable provisions of the California Securities Law and other securities laws and regulations, or under the respective rules and regulations thereunder of the Securities and Exchange Commission, the California Commissioner of Corporations and the administrators of such other laws and regulations. The Seller understands that the Buyer is relying in part on the Seller’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Seller’s representations, the Seller has in mind merely acquiring the Buyer Stock for resale on the occurrence or non-occurrence of some predetermined event. The Seller has no such intention.

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3.3         Sophistication or Prior Business Relationship. The Seller, either alone or with the Seller’s professional advisors who are unaffiliated with, have no equity interest in and are not compensated by the Buyer or any affiliate or selling agent of the Buyer, directly or indirectly, has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of investment in Securities and has the capacity to protect the Seller’s own interests in connection with the Seller’s proposed investment in the Buyer Stock, or the Buyer has a preexisting personal or business relationship with the Buyer or any of its officers, directors or controlling persons. The Seller is an “accredited investor” as provided by Regulation D under the 1933 Act, and has so indicated such status by marking one of the categories of “accredited investor” on the Seller’s Offering Questionnaire that it has furnished to the Buyer.

3.4         Offering Questionnaire. The Seller has previously furnished to the Buyer a completed and signed Offering Questionnaire. The information in the Seller’s completed and signed Offering Questionnaire previously delivered or being delivered to the Buyer, which is incorporated herein by reference, is true and complete in all respects as of the date hereof.

3.5         Information about Buyer. The Seller acknowledges that the Seller has been furnished with such financial and other information concerning the Buyer, the directors and officers of the Buyer and the business and proposed business of the Buyer as the Seller considers necessary in connection with the Seller’s investment in the Buyer Stock. The Seller has conducted the Seller’s own thorough and comprehensive investigation and review of, and is thoroughly familiar with, the existing and proposed management, business, operations, properties and financial condition of the Buyer. The Seller has discussed with officers of the Buyer any questions the Seller may have had with respect thereto. The Seller understands:

(a)          The extreme risks involved in acquiring the Buyer Stock;

(b)          The financial hazards involved in acquiring the Buyer Stock, including the risk of losing the Seller’s entire investment; and

(c)          The lack of liquidity and restrictions on transfers of the Buyer Stock; and

The Seller has consulted with the Seller’s own legal, accounting, tax, investment and other advisors with respect to the tax consequences of the Sale of Shares and the Seller’s acquisition of the Buyer Stock and the merits and risks of acquiring the Buyer Stock. In making any decision regarding the acquisition of the Buyer Stock, the Seller has relied and will rely entirely on the Seller’s own investigation of the Buyer and its businesses, management, operations, properties and financial condition.

3.6         Risk of Loss. Understanding that the acquisition of the Buyer Stock is highly speculative, the Seller is able to bear the economic risk of such investment.

3.7         No Advertising. The offer to issue the Buyer Stock was directly communicated to the Seller by the Buyer in a manner such that the Seller was able to ask questions of and receive answers from the officers of the Buyer concerning the terms and conditions of this transaction. At no time was the Seller presented with or solicited by any leaflet, public promotional meeting, newspaper, magazine, radio or television article or advertisement, or other form of advertising or general solicitation.

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Article 4

Representations AND WARRANTIES OF BUYER

The Buyer represents and warrants to each of the Aligned Parties that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4). The Buyer agrees that the representations and warranties made in this Article 4 shall survive the Closing as provided in Section 11.1.

4.1           Due Organization and Good Standing. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full corporate power and corporate authority to own and lease its properties and to carry on its business as now conducted.

4.2           Authority; Enforceability. The Buyer has the full right, power and authority to enter into this Agreement, the Transaction Documents to which it is a party and the Transactions to which it is a party, and all documents and agreements necessary to give effect to the provisions of this Agreement and the Transaction Documents to which it is a party and to the Transactions to which it is a party, and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which it is a party by the Buyer and the consummation of the Transactions to which it is a party by the Buyer have been duly authorized by the Buyer’s Board of Directors, and all other actions and proceedings required to be taken by or on behalf of the Buyer to enter into this Agreement and consummate the Transactions to which it is a party have been duly and properly taken. This Agreement and the Transaction Documents to which it is a party have been duly and validly executed and delivered by the Buyer and, subject to the due authorization, execution and delivery by the Aligned Parties, constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

4.3           No Violation or Approval. The execution and delivery by the Buyer of this Agreement and the Transaction Documents to which it is a party, and the consummation by the Buyer of the Transactions to which it is a party, will not, after the giving of notice or lapse of time or otherwise:

(a)          violate or result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, or result in any lien, claim or encumbrance on the shares of Buyer Stock or the assets of the Buyer under, any mortgage, deed, lease, note, bond, indenture, agreement, license or other instrument or obligation of any kind or nature to which the Buyer is a party, or by which the Buyer, or the Buyer’s assets, is or may be bound or affected;

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(b)          violate any law, rule or regulation, or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

(c)          violate the Certificate of Incorporation or Bylaws of the Buyer.

4.4         No Broker’s Fees. The Buyer has not done anything to cause or incur any liability or obligation on its part for investment banking, brokerage, finder’s, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the Transactions, and the Buyer does not know of any claim by anyone for such payment.

4.5         SEC Reports. To its knowledge, the Buyer has filed all reports required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), since January 1, 2009 (all such reports, including those to be filed prior to the Closing Date, are collectively referred to as the “Buyer SEC Reports”), and has previously furnished or made available (through EDGAR) to the Sellers true and complete copies of all the Buyer SEC Reports (including any exhibits thereto) and will promptly furnish or make available (through EDGAR) to the Sellers any Buyer SEC Reports filed between the date hereof and the Closing Date. All of such Buyer SEC Reports complied at the time they were filed, in all material respects, with applicable requirements of the 1934 Act and the rules and regulations thereunder.

Article 5

COVENANTS OF the aligned parties

5.1         Aligned Parties’ Restrictive Covenants.

(a)          Restrictive Covenants.

(i)          The Buyer and the Aligned Parties acknowledge that (a) the Buyer, as the purchaser of the Shares, following the Closing will be engaged in the provision of services relating to patient case management or the management, administration and operation of 24-hour physician and nursing call centers and related services (the “Call Center Business”); (b) the Aligned Parties are intimately familiar with the Call Center Business; (c) the Call Center Business is currently conducted in the Aligned Territory and the Buyer intends to expand the Call Center Business into other geographic areas outside of the Aligned Territory; (d) the Aligned Parties have had access to trade secrets of and confidential information concerning the Assets and the Call Center Business; (e) the Buyer is currently engaged in the provision of in-patient physician services at hospitals and other acute or post-acute facilities and contracts directly with acute or post-acute facilities, medical group and health plans with other activities related thereto (the “Hospitalist Business”) throughout the United States; (f) the agreements and covenants contained in this Section 5.1 are essential to protect the goodwill being acquired as part of the Assets; and (g) but for the agreement of the Aligned Parties to the provisions of this Section 5.1, the Buyer would not have agreed to enter into this Agreement and the Transactions to which it is a party.

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(ii)         Each Aligned Party covenants and agrees that, during the Restricted Period, the Aligned Parties and their affiliates shall not, anywhere in the United States outside of the Aligned Territory, directly or indirectly, acting individually or as the owner, shareholder, partner, member, employee or consultant of any entity other than the Buyer or one of its subsidiaries, directly or indirectly, (A) engage in or own or operate a business competitive with or similar to the Call Center Business; (B) whether or not for compensation, enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business competitive with or similar to the Call Center Business; (C) as owner or lessor of real estate or personal property, rent to or lease any facility, equipment or other assets to any business engaged in activities competitive with or similar to the Call Center Business; or (D) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including as a sole proprietor, partner, shareholder, member, officer, director, principal, agent, trustee or lender; provided, however, that an Aligned Party or an affiliate may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided that such Aligned Party or such affiliate is not a controlling person of, or a member of a group that controls, such business and further provided that such Aligned Party or such affiliate does not, in the aggregate, directly or indirectly, own two percent (2%) or more of any class of securities of such business.

(iii)        Each Aligned Party covenants and agrees that, during the Restricted Period, the Aligned Parties and their affiliates shall not, anywhere in the United States, directly or indirectly, acting individually or as the owner, shareholder, partner, member, employee or consultant of any entity other than the Buyer or one of its subsidiaries, directly or indirectly, (A) engage in or own or operate a business competitive with or similar to the Hospitalist Business; (B) whether or not for compensation, enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business competitive with or similar to the Hospitalist Business; (C) as owner or lessor of real estate or personal property, rent to or lease any facility, equipment or other assets to any business engaged in activities competitive with or similar to the Hospitalist Business; or (D) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including as a sole proprietor, partner, shareholder, member, officer, director, principal, agent, trustee or lender; provided, however, that an Aligned Party or an affiliate may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided that such Aligned Party or such affiliate is not a controlling person of, or a member of a group that controls, such business and further provided that such Aligned Party or such affiliate does not, in the aggregate, directly or indirectly, own two percent (2%) or more of any class of securities of such business.

(iv)        For purposes of this Agreement, the term “Restricted Period” shall mean the period beginning on the Closing Date and ending on the earliest to occur of (A) the removal or failure to re-elect Khalil as president of the Company, (B) the termination for any reason of Khalil’s engagement with the Company or any of its affiliates as an employee or consultant, and (C) the exercise by the Buyer of its right under Section 1.2(d) to repurchase all of the Buyer Stock then outstanding. The Restricted Period shall be extended by the number of days in any period in which any Aligned Party or an affiliate of any Aligned Party is determined by a court of competent jurisdiction to be in default or breach of this Section 5.1(a).

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(b)          Rights and Remedies On Breach. If any Aligned Party or an affiliate of any Aligned Party breaches, or threatens to commit a breach of, any of the provisions of Section 5.1(a) (the “Aligned Restrictive Covenants”), the Buyer shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Buyer at law or in equity:

(i)          Specific Performance. Each Aligned Party agrees that any breach or threatened breach of the Aligned Restrictive Covenants would cause irreparable injury to the Buyer and that money damages would not provide an adequate remedy to the Buyer. Accordingly, in addition to any other rights or remedies, the Buyer shall be entitled to exercise the remedies set forth in Sections 11.2 and 11.3.

(ii)         Accounting. The right and remedy to require each Aligned Party to account for and pay over to the Buyer all compensation, profits, monies, accruals, increments or other benefits derived or received by any Aligned Party as the result of any transactions constituting a breach of the Aligned Restrictive Covenants.

(iii)        Severability of Covenants. Each Aligned Party acknowledges and agrees that the Aligned Restrictive Covenants are reasonable and valid in prohibited business activity and geographical and temporal scope and in all other respects. If the business activities, period of time or geographical area covered by the Aligned Restrictive Covenants should be deemed too extensive, then the parties intend that the Aligned Restrictive Covenants be construed to cover the maximum scope of business activities, period of time and geographical area (not exceeding those specifically set forth herein), if any, as may be permissible under applicable law.

(iv)        Blue-Penciling. If any court determines that any of the Aligned Restrictive Covenants, or any part thereof, is unenforceable because of the scope of the business activities covered, the duration or the geographic area, such court shall reduce the scope duration or area of such provision, as the case may be, to the minimum extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

(v)         Enforceability in Jurisdiction. The Buyer and the Aligned Parties intend to and hereby confer jurisdiction to enforce the Aligned Restrictive Covenants on the courts of any jurisdiction within the geographic scope of the Aligned Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Aligned Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, such determination shall not bar or in any way affect the Buyer’s right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Aligned Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

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5.2           Transfer Restrictions on Buyer Stock. Each Seller agrees that the Seller shall in no event Transfer (as defined below) any shares of Buyer Stock, nor shall the Seller receive any consideration for any shares of Buyer Stock from any person, for a period ending on the date which is thirteen (13) months following the Closing Date. The term “Transfer” as used in this Section 5.2 shall include any sale, assignment, transfer, conveyance, gift, encumbrance, pledge, bequest, devise, hypothecation, or other disposition of any shares of Buyer Stock, including a levy or attachment on any shares of Buyer Stock. Any attempted or purported Transfer in violation of this Section 5.2 shall be void and of no effect whatsoever. Notwithstanding the foregoing, Aligned Corp. may Transfer all or a part of the Initial Shares it receives pursuant to Section 1.2(a)(i) to McReynolds, Ragaa Ibrahim, M.D. and any other physician who is employed by Aligned Corp. at any time following the six (6) month anniversary of the Closing Date, provided that the Buyer determines in its sole discretion that each such Transfer complies with all applicable federal and state securities laws (and the Buyer shall have to right in its sole discretion to require such transferee to provide a completed investor questionnaire and Aligned Corp. to provide a legal opinion to the Buyer that such transfer complies with applicable federal and state securities laws, in each case in form and substance satisfactory to the Buyer) and, provided further, that any such transferee executes a joinder to this Agreement under which he or she agrees to become bound by the applicable provisions hereof, including without limitation Article III and this Article V.

5.3           Legends. The Buyer shall endorse the following legend on the face of each certificate representing shares of Buyer Stock, or on the reverse thereof with reference thereto on the face thereof:

THESE SHARES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED PLEDGED, HYPOTHECATED, GIVEN AS A GIFT OR OTHERWISE DISPOSED OF OR ALIENATED, VOLUNTARILY, BY OPERATION OF LAW, OR OTHERWISE, WHETHER OR NOT PURSUANT TO OR IN CONNECTION WITH ANY MERGER, CONSOLIDATION, RECAPITALIZATION, REORGANIZATION OR OTHER CORPORATE TRANSACTION, EXCEPT ONLY IN COMPLIANCE WITH THE STOCK PURCHASE AGREEMENT DATED FEBRUARY 15, 2011, A COPY OF WHICH IS ON FILE AT THE CORPORATION’S PRINCIPAL PLACE OF BUSINESS.

In addition, the certificate(s) representing Buyer Stock may bear such legends as the Buyer may consider necessary or advisable to facilitate compliance with the 1933 Act, the California Securities Law and any other securities law, including, without limitation, legends stating that the shares of Buyer Stock have not been registered or qualified under the 1933 Act, the California Securities Law or any other securities law and setting forth the limitations on dispositions imposed hereby.

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5.4         Trademark License. To the extent the Marks (as defined below) are not included in the Assets or otherwise transferred or assigned to the Company pursuant to the Transaction Documents relating to the Asset Sale, Aligned Corp. and Aligned LLC hereby grant to the Company and the Buyer an exclusive, perpetual, irrevocable, transferable, sublicensable, royalty-free, fully paid up right and license to reproduce, use and display “Aligned Healthcare” and any similar names or marks and any designs used or associated therewith (collectively, the “Marks”) in the United States outside of the Aligned Territory. The Company and the Buyer shall have the sole discretion to determine when and how to reproduce, use and display the Marks in the United States outside of the Aligned Territory. Neither the Company nor the Buyer shall use the Marks for any purpose and under any circumstance in the Aligned Territory or outside of the United States. No Aligned Party shall use the Marks for any purpose and under any circumstance in the United States outside of the Aligned Territory. The Buyer and the Aligned Parties acknowledge and agree that the Purchase Price payable to the Sellers under this Agreement shall be the consideration for the rights and licenses granted under this Section 5.4, and that no additional fees, royalties or consideration whatsoever shall be payable in connection with any such rights and licenses granted under this Section 5.4.

5.5         Aligned Parties’ Representative.

(a)          In order to administer efficiently the rights and obligations of the Aligned Parties under this Agreement, the Aligned Parties hereby designate and appoint Khalil as the Aligned Parties’ Representative (the “Aligned Parties’ Representative”) to serve as the Aligned Parties’ agent and attorney-in-fact for the limited purposes set forth in this Agreement.

(b)          Each of the Aligned Parties hereby appoints the Aligned Parties’ Representative as such Aligned Party’s agent, proxy and attorney-in-fact, with full power of substitution, for all purposes set forth in this Agreement, including the full power and authority on such Aligned Party’s behalf (i) to consummate the Transactions; (ii) to disburse any Buyer Stock received hereunder to the Sellers; (iii) to execute and deliver on behalf of each Aligned Party any amendment of or waiver under this Agreement, and to agree to resolution of all Losses hereunder; (iv) to retain legal counsel and other professional services, at the expense of the Aligned Parties, in connection with the performance by the Aligned Parties’ Representative of this Agreement including all actions taken on behalf of the Aligned Parties as Indemnifying Party pursuant to Article 9; and (v) to do each and every act and exercise any and all rights which such Aligned Party or Aligned Parties are permitted or required to do or exercise under this Agreement, the Transaction Documents and the other agreements, documents and certificates executed in connection herewith and therewith. Each of the Aligned Parties agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Aligned Parties’ Representative and shall survive the death, bankruptcy or other incapacity of any Aligned Party.

(c)          Each of the Aligned Parties hereby agrees that any amendment or waiver under this Agreement, and any action taken on behalf of the Aligned Parties to enforce the rights of the Aligned Parties under this Agreement, and any action taken with respect to any Loss (including any action taken to object to, defend, compromise or agree to the payment of such Loss), shall be effective if approved in writing by the Aligned Parties’ Representative, and that each and every action so taken shall be binding and conclusive on every Aligned Party, whether or not such Aligned Party had notice of, or approved, such amendment or waiver.

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(d)          Khalil shall serve as the Aligned Parties’ Representative until he resigns or is otherwise unable or unwilling to serve. In the event that a Aligned Parties’ Representative resigns from such position or is otherwise unable or unwilling to serve, the remaining Aligned Parties shall select, by the vote of the holders of a majority of the Shares immediately prior to the Closing, a successor representative to fill such vacancy, shall provide prompt written notice to the Buyer of such change and such substituted representative shall then be deemed to be the Aligned Parties’ Representative for all purposes of this Agreement.

5.6         Certain Waivers.

(a)          McReynolds acknowledges and agrees that she shall not have the right to receive any Contingent Stock or Post-Closing Earnout Stock under Section 1.2, and McReynolds irrevocably waives and disclaims any right to receive any Contingent Stock or Post-Closing Earnout Stock from the Buyer.

(b)          Each of Aligned Corp., McReynolds, Reese LLC and Reese acknowledges and agrees that such party shall not receive any amounts under Section 6.3 and each such party irrevocably waives and disclaims any right to receive the same or any similar consideration from the Buyer.

(c)          Each of Aligned Corp., McReynolds, Reese LLC and Reese acknowledges that in the event that at any time after the execution of this Agreement any of them hereafter discovers claims or facts which are not now known or suspected, or in the event that claims or facts now known have consequences or results not known or suspected, this Section 5.6 shall nevertheless constitute a full and final waiver as to each of Aligned Corp., McReynolds, Reese LLC and Reese and matters herein waived, and this waiver shall apply to and include all such unknown or unsuspected consequences or results. Each of Aligned Corp., McReynolds, Reese LLC and Reese has read and has been carefully advised by their attorneys of the contents of Section 1542 of the California Civil Code which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Aligned Corp., McReynolds, Reese LLC and Reese, and each of them, have read and have been carefully advised by their attorneys of the contents of Section 1542. Aligned Corp., McReynolds, Reese LLC and Reese, and each of them, hereby expressly, unconditionally and irrevocably waive any and all rights and benefits under Section 1542.

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Article 6

COVENANTS OF BUYER

6.1         Buyer’s Restrictive Covenants.

(a)          Restrictive Covenants.

(i)          The Buyer and the Aligned Parties acknowledge that (a) the Aligned Parties are and will continue to be engaged in the Call Center Business in the Aligned Territory; (b) the agreements and covenants contained in this Section 6.1 are essential to protect the goodwill of the Call Center Business being conducted by the Aligned Parties in the Aligned Territory; and (c) but for the agreement of the Buyer to the provisions of this Section 6.1, the Aligned Parties would not have agreed to enter into this Agreement and the Transactions to which they are a party.

(ii)         The Buyer covenants and agrees that, during the Restricted Period, the Buyer, the Company and their respective affiliates (but excluding any non-management shareholder of the Buyer) shall not, anywhere in the Aligned Territory, directly or indirectly, acting individually or as the owner, shareholder, partner, member, employee or consultant of any entity other than Aligned LLC, Aligned Corp. or one of its subsidiaries, directly or indirectly, (A) engage in or own or operate a business competitive with or similar to the Call Center Business; (B) whether or not for compensation, enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business competitive with or similar to the Call Center Business; (C) as owner or lessor of real estate or personal property, rent to or lease any facility, equipment or other assets to any business engaged in activities competitive with or similar to the Call Center Business; or (D) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including as a sole proprietor, partner, shareholder, member, officer, director, principal, agent, trustee or lender; provided, however, that the Buyer, the Company or an affiliate may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided that such Aligned Party or such affiliate is not a controlling person of, or a member of a group that controls, such business and further provided that such Aligned Party or such affiliates does not, in the aggregate, directly or indirectly, own two percent (2%) or more of any class of securities of such business. The Restricted Period shall be extended by the number of days in any period in which the Buyer, the Company or any of their respective affiliates (but excluding any non-management shareholder of the Buyer) is determined by a court of competent jurisdiction to be in default or breach of this Section 6.1(a).

(b)          Rights and Remedies On Breach. If the Buyer, the Company or an affiliate of either one (but excluding any non-management shareholder of the Buyer) breaches, or threatens to commit a breach of, any of the provisions of Section 6.1(a) (the “Buyer Restrictive Covenants”), Aligned Corp. and Aligned LLC shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Aligned Corp. or Aligned LLC at law or in equity:

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(i)          Specific Performance. The Buyer agrees that any breach or threatened breach of the Buyer Restrictive Covenants would cause irreparable injury to Aligned Corp. and Aligned LLC and that money damages would not provide an adequate remedy to Aligned Corp. and Aligned LLC. Accordingly, in addition to any other rights or remedies, Aligned Corp. and Aligned LLC shall be entitled to exercise the remedies set forth in Sections 11.2 and 11.3.

(ii)         Accounting. The right and remedy to require the Buyer to account for and pay over to Aligned Corp. and Aligned LLC all compensation, profits, monies, accruals, increments or other benefits derived or received by the Buyer, the Company or any of their respective affiliates as the result of any transactions constituting a breach of the Buyer Restrictive Covenants.

(iii)        Severability of Covenants. The Buyer acknowledges and agrees that the Buyer Restrictive Covenants are reasonable and valid in prohibited business activity and geographical and temporal scope and in all other respects. If the business activities, period of time or geographical area covered by the Buyer Restrictive Covenants should be deemed too extensive, then the parties intend that the Buyer Restrictive Covenants be construed to cover the maximum scope of business activities, period of time and geographical area (not exceeding those specifically set forth herein), if any, as may be permissible under applicable law.

(iv)        Blue-Penciling. If any court determines that any of the Buyer Restrictive Covenants, or any part thereof, is unenforceable because of the scope of the business activities covered, the duration or the geographic area, such court shall reduce the scope duration or area of such provision, as the case may be, to the minimum extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

(v)         Enforceability in Jurisdiction. The Buyer and Aligned Corp. and Aligned LLC intend to and hereby confer jurisdiction to enforce the Buyer Restrictive Covenants on the courts of any jurisdiction within the geographic scope of the Buyer Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Buyer Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, such determination shall not bar or in any way affect Aligned Corp. and Aligned LLC’s right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Buyer Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

6.2           Officer and Director Positions. The Buyer shall cause Khalil to be elected the president of the Company and a member of the Buyer’s board of directors as soon as practicable following the Closing.

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6.3           Reimbursement of Certain Tax Payments. The Company shall reimburse Khalil for any federal or state income taxes payable by Raouf attributable to the issuance to Khalil of the Initial Shares and the Contingent Stock, if any. Any such reimbursement amounts shall be payable promptly after Khalil provides the Company with a letter indicating that his applicable tax returns are prepared and ready to file, the amount of such taxes and such taxes are due and payable. The aggregate amount of such reimbursement obligation shall in no event exceed $33,000 and Khalil shall not be entitled to any gross up with respect to any federal or state income tax payable on any amounts received under this Section 6.3.

Article 7

CONDITIONS TO OBLIGATIONS OF BUYER

The obligations of the Buyer to consummate the Transactions to which it is a party are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

7.1           Representations and Warranties: Compliance with Undertakings. All of the representations and warranties made by each of the Aligned Parties in this Agreement or any of the Transaction Documents shall be true and correct as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing and shall be true and correct at and as of the Closing. Each of the Aligned Parties shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by each of the Aligned Parties prior to or at the Closing.

7.2           Officer’s Certificate. The chief executive officer of Aligned Corp. and the manager of Aligned LLC shall have delivered to the Buyer a certificate on behalf of Aligned Corp. and Aligned LLC, respectively, stating to such persons’ knowledge that the representations and warranties of each of the Aligned Parties set forth in this Agreement are true and correct as of the Closing and that the covenants of each of Aligned Parties set forth in this Agreement have been complied with as of the Closing.

7.3           Consents and Approvals. All necessary consents and approvals by third parties or governmental authorities to the Transactions shall have been provided to the Buyer.

7.4           No Litigation. There shall have been no litigation or other proceeding commenced or threatened by any person or entity with respect to the Transactions or otherwise having a materially adverse effect on or concerning the business, operations or financial condition of any of the Aligned Parties, the Company or the Assets. The Transactions shall not violate any order, decree, or judgment of any court or governmental body having competent jurisdiction and the Buyer shall not have determined that the Transactions have become inadvisable or impractical by reason of any order, decree or judgment of any court of competent jurisdiction materially restraining or prohibiting the effective operation by the Company of the Call Center Business after the Closing Date.

7.5           No Material Adverse Change. There shall have been no material adverse change in the business, operations, financial condition or prospects of Aligned Corp. or Aligned LLC, or of their affiliates.

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7.6           Asset Sale. The Asset Sale shall have been consummated in accordance with the terms of the applicable Transaction Documents in form and substance reasonably satisfactory to the Buyer.

7.7           Shareholder and Member Approval. This Agreement, the Transactions Documents and the Transactions shall have been approved in all respects by the shareholders of Aligned Corp. and the members of Aligned LLC.

Article 8

CONDITIONS TO OBLIGATIONS OF ALIGNED PARTIES

The obligation of the Aligned Parties to consummate the Transactions to which they are a party is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

8.1           Representations and Warranties: Compliance with Undertakings. All of the representations and warranties made by the Buyer in this Agreement or any Transaction Documents shall be true and correct as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing and shall be true and correct at and as of the Closing. The Buyer shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Buyer prior to or at the Closing.

8.2           Officer’s Certificate. The president of the Buyer shall have delivered to the Aligned Parties a certificate on behalf of the Buyer stating to the knowledge of such officer that the representations and warranties of the Buyer set forth in this Agreement are true and correct as of the Closing and that the covenants of the Buyer set forth in this Agreement have been complied with as of the Closing.

8.3           No Litigation. There shall have been no litigation or other proceeding commenced or threatened by any person or entity with respect to the Transactions or otherwise having a materially adverse effect on or concerning the business, operations or financial condition of the Buyer. The Transactions shall not violate any order, decree, or judgment of any court or governmental body having competent jurisdiction and the Aligned Parties shall not have determined that the Transactions have become inadvisable or impractical by reason of any order, decree or judgment of any court of competent jurisdiction materially restraining or prohibiting the Transactions.

8.4           Buyer Approval. This Agreement and the Transactions to which it is a party shall have been approved by all requisite action of the Board of Directors of the Buyer.

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Article 9

INDEMNIFICATION

9.1         Indemnification by Aligned Parties. The Aligned Parties, jointly and severally, shall indemnify, hold harmless and reimburse the Buyer, the Company and each officer, director, controlling person, employee, affiliate and agent of the Buyer and the Company (but excluding Khalil, McReynolds and Reese) (each being a “Buyer Indemnified Party”) from and against any and all claims, losses, damages, liabilities, diminution of value and costs and related expenses (including, without limitation, settlement costs and any legal or other fees or expenses for investigating or defending any actions or threatened actions) (all of the foregoing being referred to below as “Losses”), whether or not involving a third party claim, reasonably incurred by such Buyer Indemnified Party in connection with any of the following (which right of indemnification and reimbursement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with any representation, warranty or covenant contained in the Agreement):

(a)          any misrepresentation or breach of any warranty made by any Aligned Party in this Agreement or any of the Transaction Documents;

(b)          the nonfulfillment or breach of any covenant, agreement or obligation of any Aligned Party contained in or contemplated by this Agreement or any of the Transaction Documents;

(c)          any liabilities or obligations related to or arising from the Aligned Parties’ ownership, operation and/or management of the Assets on or prior to the Closing Date;

(d)          any liabilities or obligations of the Company of any kind or nature whatsoever accruing on or prior to, arising out of or relating to the period ending on, the Closing Date; or

(e)          any actions, suits, arbitrations, proceedings, demands, assessments, adjustments, costs and expenses (including, specifically, reasonable attorneys’ fees and expenses of investigation) incident to any of the foregoing.

9.2         Indemnification by Buyer. The Buyer shall indemnify, defend and hold harmless each Aligned Party and each shareholder, member, officer, director, manager, controlling person, employee, affiliate and agent of Aligned Corp. and Aligned LLC (each being a “Aligned Party Indemnified Party”) from and against any Losses, whether or not involving a third party claim, reasonably incurred by such Aligned Party Indemnified Party in connection with any of the following (which right of indemnification and reimbursement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with any representation, warranty or covenant contained in this Agreement):

(a)          any misrepresentation or breach of any warranty made by the Buyer in this Agreement or any of the Transaction Documents;

(b)          the nonfulfillment or breach of any covenant, agreement or obligation of the Buyer contained in or contemplated by this Agreement or any of the Transaction Documents; or

(c)          any actions, suits, arbitrations, proceedings, demands, assessments, adjustments, costs and expenses (including, specifically, reasonable attorneys’ fees and expenses of investigation) incident to any of the foregoing.

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9.3         Procedure. The Buyer Indemnified Party or the Aligned Party Indemnified Party (each, an “Indemnified Party”) shall promptly notify the Aligned Parties’ Representative, if the Indemnified Party is a Buyer Indemnified Party, or the Buyer, if the Indemnified Party is an Aligned Party Indemnified Party (each, an “Indemnifying Party”), of any claim, demand, action or proceeding for which indemnification will be sought under this Article 9, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the Indemnifying Party will have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the parties hereto shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

9.4         No Exhaustion of Remedies or Subrogation; Right of Setoff. Each Aligned Party waives any right to require any Buyer Indemnified Party to (a) proceed against any Aligned Party; (b) proceed against any other person; or (c) pursue any other remedy whatsoever in the power of any Buyer Indemnified Party. The Buyer may, but shall not be obligated to, set off against any and all payments or shares of Buyer Stock due any Aligned Party, including any amounts or shares of Buyer Stock due to any Seller under this Agreement or any Transaction Document, any amount to which any Buyer Indemnified Party is entitled to be indemnified hereunder. Such right of set off shall be separate and apart from any and all other rights and remedies that the Buyer Indemnified Parties may have against the Aligned Parties. No consent of any Aligned Party shall be required for any assignment or reassignment of the rights of the Buyer under this Article 9.

Article 10

TERMINATION OF AGREEMENT

10.1       Termination. This Agreement and the Transactions may be terminated at any time prior to the Closing Date:

(a)          By mutual consent of the Buyer and the Aligned Parties;

(b)          By the Buyer or the Aligned Parties’ Representative if, despite the good faith efforts of such party, the Closing Date shall not have occurred on or before March 31, 2011, or such other date, if any, as the parties shall agree upon in writing;

(c)          By the Buyer, if there has been a material violation or breach by any of the Aligned Parties of any of the covenants, agreements, representations or warranties contained in this Agreement or the Transaction Documents which has not been waived in writing, or if any of the conditions set forth in Article 7 have not been satisfied by the Closing or have not been waived in writing by the Buyer;

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(d)          By the Aligned Parties’ Representative, if there has been a material violation or breach by the Buyer of any of the covenants, agreements, representations or warranties contained in this Agreement or the Transaction Documents to which it is a party which has not been waived in writing, or if any of the conditions set forth in Article 8 have not been satisfied by Closing or have not been waived in writing by the Aligned Parties’ Representative; or

(e)          By the Buyer or the Aligned Parties’ Representative immediately upon written notice to the other if any regulatory agency, whose approval is required for the consummation and performance of the Transactions, denies such application for approval by final order or ruling (which order or ruling shall not be considered final until expiration or waiver of all periods for review or appeal) or if the consummation or performance of the Transactions shall violate any non-appealable final order, decree or judgment of any court or governmental authority having competent jurisdiction.

10.2       Notice and Effect of Termination. On termination of this Agreement, the Transactions shall be abandoned and all continuing obligations of the parties under or in connection with this Agreement and the Transaction Documents shall be terminated and of no further force or effect; provided, however, that nothing herein shall relieve any party from liability for any misrepresentation, breach of warranty or breach of covenant contained in this Agreement or in any Transaction Document prior to such termination. Notwithstanding the foregoing, the confidentiality obligations set forth in Section 13.8 shall survive the termination of this Agreement for any reason. If this Agreement has terminated due to the breach of any party, such party shall remain liable for any damages arising from such breach.

Article 11

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

11.1       Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing, regardless of any investigation made by the Buyer or any Aligned Party prior to the Closing Date.

11.2       Equitable Remedies. In addition to any other rights or remedies available at law or in equity, upon the breach or threatened breach of any of the covenants, agreements or obligations of a party under this Agreement, the non-breaching party shall be entitled to file an action for specific performance or injunctive or other equitable relief without being required to post a bond or provide any other security.

11.3       Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude any party from asserting any other right, or seeking any other remedies, against any other party.

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Article 12

NOTICES

12.1       Required Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid, or delivered by hand or courier, addressed as follows:

To the Buyer:

450 N. Brand Blvd.

Suite 600

Glendale, California 91203

Attn.: Chief Executive Officer

Fax: (818) 291-6444

With a copy to:

Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111-3598
Attn: P. Rupert Russell, Esq.
Fax: (415) 421-2922

To the Aligned Parties:

Raouf Khalil

860 Hampshire Road, Suite A

Westlake Village, CA 91361

Fax: (805) 379-0267

With a copy to:

Carl D. Hasting, Esq.

Attorney at Law

Certified Public Accountant

CDH Associates, Inc.

5655 Lindero Canyon Rd., Suite 226

Westlake Village, CA 91362

Fax: (818) 879-1562

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed or, if delivered by hand or courier, on the date received.

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Article 13

MISCELLANEOUS

13.1         Expenses. All legal, accounting and other costs and expenses incurred by the Buyer, on the one hand, and the Aligned Parties and the Company, on the other hand, in connection with this Agreement and the Transactions, including attorneys’ fees, shall be borne by the Buyer and the Aligned Parties, respectively.

13.2         Post-Closing Cooperation. The Buyer and Aligned LLC mutually agree that they shall cooperate with each other after the Closing as may be reasonably requested with regard to services, management, administration, support services and other matters of a like nature.

13.3         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representative, successors and assigns.

13.4         Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

13.5         Further Assurance. The parties hereto each agree to execute and deliver such other documents, certificates, agreements, authorizations and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Transactions.

13.6         Entire Agreement; Amendments. This Agreement, the Transaction Documents, and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth in such documents with respect to the subject matter of this Agreement. This Agreement supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by all parties hereto. Any condition to a party’s obligations hereunder may be waived but only by a written instrument signed by the party entitled to the benefits thereof

13.7         Interpretation. Each party has been represented by sophisticated counsel in this transaction and agrees that if any issue arises as to the meaning or construction of any word, phrase or provision hereof, that no party shall be entitled to the benefit of the principles of the construction and interpretation of contracts or written instruments which provide that any ambiguity is to be construed in favor of the party who did not draft the disputed word, phrase or provision.

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13.8         Non-Disclosure. The parties hereby acknowledge the confidential and proprietary nature of the information set forth in this Agreement and the Transaction Documents and the confidential nature of the negotiation, preparation and execution of this Agreement and the Transaction Documents, and each party hereto, by his, her or its execution hereof, covenants and agrees to maintain strict confidentiality with respect to the negotiation, preparation, execution and existence of this Agreement and the Transaction Documents, except such disclosure as may be required in order to fulfill the obligations of any party under this Agreement or as may be required by law (including federal and state securities laws or the rules of any securities exchange) or as may be necessary to their attorneys and accountants relating to same and, as to such attorneys and accountants, to obtain similar confidentiality understandings, with such confidentiality and non-disclosure to be maintained until Closing.

13.9         Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement or any of the Transaction Documents.

13.10       Exhibits. All Exhibits, Schedules, Annexes and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations.

13.11       Choice of Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California, without regard to the choice of law principles thereof.

13.12       Section Headings. The section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

13.13       Severability. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

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IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

APOLLO MEDICAL HOLDINGS, INC.,
a Delaware corporation

By: /s/ Warren Hosseinion
Name: Warren Hosseinion, M.D.
Title: Chief Executive Officer

ALIGNED HEALTHCARE GROUP – CALIFORNIA, INC.,
a California professional medical corporation

By: /s/ Hany R. Khalil
Name: Hany R. Khalil
Title: President

ALIGNED HEALTHCARE GROUP LLC,
a California limited liability company

By: /s/ Marcelle Khalil
Name: Marcelle Khalil
Title: Managing Member

/s/ Raouf Khalil
RAOUF KHALIL

/s/ Jamie McReynolds
JAMIE MCREYNOLDS, M.D.

/s/ BJ Reese
BJ REESE

BJ REESE & ASSOCIATES, LLC

By: /s/ BJ Reese
Name: BJ Reese
Title: Managing Member

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INDEX OF SCHEDULES AND EXHIBITS

Schedules

Schedule 1.2(b)	Revenue Target for Contingent Stock

Schedule II	Disclosure Schedule of Aligned Parties

Schedule 2.2	Capitalization

Schedule 2.5	Assets

Schedule 2.12	Aligned Agreements

Schedule 2.13	Status of Negotiations

Exhibits

Exhibit A	Form of Consulting Agreement

Exhibit B	Right of First Refusal Agreement

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Schedule 1.2(b)

REVENUE TARGET FOR ISSUANCE OF CONTINGENT STOCK

The Aligned Division shall have met the revenue target for purposes of Section 1.2(b) if and when the cumulative gross revenues of the Aligned Division from and after the Closing Date exceed $1,000,000, as determined by the Buyer based on the financial statements filed by the Buyer with the SEC from time to time pursuant to the 1934 Act.

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Schedule 2.5

ASSETS

1.          “Aligned Healthcare” and any similar names or marks, any related rights and any designs used or associated therewith.

2.          Any and all discoveries, ideas, inventions, concepts, developments, know-how, trade secrets, works of authorship, materials, software, writings, drawings, designs, processes, techniques, formulas, data, specifications, technology, patent applications (and contributions thereto), and other creations currently being utilized by any Aligned Party or otherwise useful in connection with (a) the management, administration or operation of 24-hour physician and nursing call centers and related services, and (b) patient care management.

3.          Any goodwill associated with the above.

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Schedule 2.12

ALIGNED AGREEMENTS

(1)	Physician Employment Letter dated November 12, 2008, between Aligned Healthcare Group and Jamie McReynolds, M.D.

(2)	Consulting Agreement by and between Aligned Healthcare Group, LLC and Mobile Doctors 24-7 LLC, dated January 1, 2009

(3)	Employment Agreement by and between Raouf R. Khalil and Mobile Doctors 24-7 LLC, effective January 1, 2009 to December 31, 2010

(4)	Consulting Agreement Letter dated January 15, 2010, between Aligned Healthcare Group and Bette Jane Reese, RN, MHA

(5)	Employment Agreement between Aligned Healthcare Group California, Inc. and Bette Jane Reese, RN, MHA, dated February 17, 2011

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Schedule 2.13

STATUS OF NEGOTIATIONS

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Exhibit A

FORM OF CONSULTING AGREEMENT

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CONSULTING AGREEMENT

This CONSULTANT AGREEMENT (this “Agreement”) is made and entered into as of February 15, 2011 and effective on February 1, 2011 (the “Effective Date”), by and between Aligned Healthcare, Inc., a California corporation (the “Company”), and Raouf Khalil (the “Consultant”), on the other.

RECITALS

A.           The Consultant (either directly or acting through Mobile Doctors 24/7, LLC (“Mobile Doctors”)) is an employee and officer of Aligned Healthcare Group LLC, a California limited liability company (“Aligned LLC”), and of Aligned Healthcare Group – California, Inc., a California professional medical corporation (“Aligned Corp.”).

B.           Aligned Corp. and Aligned LLC has sold certain assets to the Company relating to the ownership and operation of a medical service organization business and specifically the provision of 24-hour physician and nurse call center services (the “Business”).

C.           Apollo Medical Holdings, Inc., a Delaware corporation (“ApolloMed”), has agreed to purchase the outstanding shares of the Company, pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among ApolloMed, the Consultant, as a seller, Aligned LLC, Aligned Corp. and certain other parties (the “Acquisition”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed thereto in the Purchase Agreement.

D.           As part of the Acquisition and as a condition to the consummation thereof, the Company and the Consultant have agreed to enter into this Agreement which sets forth the terms and conditions of the Consultant’s engagement by the Company.

In consideration of the mutual covenants herein contained, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Consultant hereby agree as follows:

AGREEMENT

1.          Services. The Company hereby engages the Consultant, and the Consultant hereby agrees to render the services described in Schedule 1 attached hereto (the “Services”) to the Company and shall report to the Chief Executive Officer of ApolloMed. The Consultant is not the agent of the Company and is not authorized and shall not have any authority to make any representations, contracts or commitments on behalf of the Company, or otherwise bind the Company in any respect whatsoever. The Consultant may provide services to Mobile Doctors, Aligned LLC or Aligned Corp. pursuant to the applicable Aligned Agreements as long as the Consultant shall devote no less than 20 hours per week exclusively to providing the Services.

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2.           Payment for Services.

2.1.          Compensation. In consideration of the Services to be rendered pursuant to this Agreement, subject to Section 9.4 of the Purchase Agreement, the Company shall pay to the Consultant the amounts set forth in Schedule 2.

2.2.          Expenses. The Consultant shall be entitled to receive reimbursement for expenses, charges and outlays that have been authorized in writing by the Company in advance upon the presentation of invoices or other applicable documentation.

3.           Independent Contractor. The Consultant shall perform the Services as an independent contractor and consultant, and nothing in this Agreement should be construed to create a partnership, joint venture, agency or employer-employee relationship between the parties. The Consultant is not the agent of Company and is not authorized nor has any authority to make any representation, contract or commitment on behalf of the Company, or otherwise bind the Company in any respect whatsoever. The Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to the Consultant’s performance of the Services and receipt of fees under this Agreement. The Company may regularly report amounts paid to the Consultant with the Internal Revenue Service as required by law. Because the Consultant is an independent contractor, the Company shall not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on the Consultant’s behalf. The Consultant shall comply with, and agree to accept exclusive liability for non-compliance with, all applicable state and federal laws, rules and regulations, including, without limitation, obligations such as payment of all taxes, social security, disability and other contributions based on fees paid to the Consultant under this Agreement. The Consultant hereby agrees to indemnify, hold harmless and defend the Company against any and all such liability, taxes or contributions, including, without limitation, penalties and interest.

4.           Proprietary Information.

4.1.          Proprietary Information. The Consultant understands that the Services and other work to be performed for the Company hereunder will involve access to confidential, proprietary or trade secret information or materials of the Company (or its affiliates, licensors, suppliers, vendors, clients, business partners or representatives, governmental officials or other personnel, customers or any other third party to whom the Company owes a duty of confidentiality), in whatever form, tangible or intangible, whether disclosed or provided to the Consultant before or after the execution of this Agreement (collectively, “Proprietary Information”). Proprietary Information further includes, without limitation, any information related to the Business or obtained by the Consultant in the course of providing Services, and any (a) information, ideas or materials of a technical or creative nature, discoveries, developments, techniques, processes, research and development plans and results, reports, designs, drawings and specifications, works of authorship, data, formulas, files, and other materials and concepts relating to the Company’s business, services, or technology or that of the Company’s affiliates; (b) information, ideas or materials of a business nature, such as development plans, marketing and sales plans and forecasts, budgets and financial statements, and other information regarding finances, profits, costs, marketing, purchasing, sales, operations, policies, procedures, salaries, customers, suppliers, business partners or representatives, governmental officials and other personnel and contract terms; (c) all personal property, including, without limitation, books, manuals, records, files, reports, notes, contracts, lists, blueprints and other documents or materials, or copies thereof, received by the Consultant or prepared for the Company in the course of the Consultant’s performing Services (including any Work Product, as defined below); and (d) any other trade secrets, information, ideas or materials of or relating in any way to the past, present, planned or foreseeable business, technology or activities of or relating to the Company (or its affiliates, employees, licensors, suppliers, vendors, business partners or representatives, governmental officials or other personnel, clients, customers or any other third parties to whom the Company owes a duty of confidentiality).

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4.2.          Restrictions on Use and Disclosure. The Consultant agrees that, during the term of this Agreement and thereafter, he or she shall (a) hold Proprietary Information in strict trust and confidence; (b) use Proprietary Information only for the benefit of the Company (and not for the benefit of the Consultant, any Aligned Party (as defined below), or any other third party), it being understood that communications among the Consultant and the other Sellers or Mobile Doctors in the furtherance of their duties to the Company shall be deemed to be for the benefit of the Company; (c) not use Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement; (d) reproduce Proprietary Information only to the extent reasonably required to fulfill the Consultant’s obligations hereunder; and (e) not disclose, provide or otherwise make available to any third party, directly or indirectly, any Proprietary Information without first obtaining the Company’s express written consent on a case-by-case basis. As used in this Agreement, the “Aligned Parties” means Aligned LLC, Aligned Corp. and their respective affiliates, shareholders, members, officers, directors, managers, employees and contractors, and an “Aligned Party” means any one of such persons.

4.3.          Exclusions. The obligations in Section 4.2 shall not apply to any Proprietary Information to the extent such Proprietary Information (a) is or has become generally known or available other than by any act or omission of the Consultant; (b) was rightfully known by the Consultant prior to the time of first disclosure to the Consultant; (c) is independently developed by the Consultant without the use of Proprietary Information or in connection with the Services; or (d) is rightfully obtained without restriction from a third party who has the right to make such disclosure and without breach of any duty of confidentiality to the Company. In addition, the Consultant may use or disclose Proprietary Information to the extent (i) approved in advance in writing by the Company or (ii) the Consultant is legally compelled to disclose such Proprietary Information, provided that the Consultant shall, to the extent legally permitted, give advance notice of such compelled disclosure to the Company, and shall cooperate with the Company in connection with any efforts to prevent or limit the scope of such disclosure and/or use of the Proprietary Information.

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5.           Intellectual Property.

5.1.          Work Product. As used in this Agreement, the term “Work Product” shall include, without limitation, all discoveries, ideas, inventions, concepts, developments, know-how, trade secrets, works of authorship, materials, software, writings, drawings, designs, processes, techniques, formulas, data, specifications, technology, patent applications (and contributions thereto), and other creations (and any related improvements or modifications to the foregoing or to any Proprietary Information), whether or not patentable, relating to any activities of the Company that are conceived, created or otherwise developed by or for the Consultant (alone or with others), or result from or are suggested by any work performed by or for the Consultant (alone or with others), (a) during the period of the consultancy arrangement being created hereunder, whether before or after the execution of this Agreement, and whether or not conceived of, created or otherwise developed during regular business hours, and (b) if based on Proprietary Information, after termination of the consultancy arrangement being created hereunder. Except to the extent expressly set forth in this Agreement, Work Product shall include, without limitation, all deliverables and other materials delivered to the Company in connection with the Services.

5.2.          Assignment. The Consultant agrees to disclose promptly in writing to the Company all Work Product. The Consultant hereby irrevocably assigns and agrees to assign to the Company all right, title and interest worldwide in and to the Work Product (whether currently existing or conceived, created or otherwise developed later), including, without limitation, all copyrights, trademarks, trade secrets, patents, industrial rights and all other intellectual and proprietary rights related thereto (the “Proprietary Rights”), effective immediately upon the inception, conception, creation or development thereof. The Proprietary Rights shall include, without limitation, all rights, whether existing now or in the future, whether statutory or common law, in any jurisdiction in the world, related to the Work Product, together with all national, foreign and state registrations, applications for registration and all renewals and extensions thereof (including, without limitation, any continuations, continuations-in-part, divisionals, reissues, substitutions and reexaminations); all goodwill associated therewith; and all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including, without limitation, the exclusive rights to apply for and maintain all such registrations, renewals and extensions; to sue for all past, present and future infringements or other violations of any rights relating thereto; and to settle and retain proceeds from any such actions). Except as may be agreed in writing by the parties, the Consultant shall not retain any right to use the Work Product and agrees not to challenge the validity of the Company’s ownership in the Work Product.

5.3.          License; Waiver of Rights. To the extent, if any, that any Work Product or Proprietary Rights are not assignable or that the Consultant retains any right, title or interest in and to any Work Product or any Proprietary Rights, the Consultant (a) unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against the Company with respect to such rights; (b) agrees, at the Company’s request and expense, to consent to and join in any action to enforce such rights; and (c) hereby grants to the Company a perpetual, irrevocable, fully paid-up, royalty-free, transferable, sublicensable (through multiple levels of sublicensees), exclusive, worldwide right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit (and have others exercise such rights on behalf of the Company) all or any portion of such Work Product, in any form or media (now known or later developed). The foregoing license includes, without limitation, the right to make any modifications to such Work Product regardless of the effect of such modifications on the integrity of such Work Product, and to identify the Consultant, or not to identify the Consultant, as one or more authors of or contributors to such Work Product or any portion thereof, whether or not such Work Product or any portion thereof have been modified. The Consultant further irrevocably waives any “moral rights” or other rights with respect to attribution of authorship or integrity of such Work Product that the Consultant may have under any applicable law under any legal theory. The Consultant hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which the Consultant now or may hereafter have for infringement of any Work Product or Proprietary Rights assigned and/or licensed hereunder to the Company.

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5.4.          Assistance. The Consultant agrees to cooperate with the Company or its designee(s), both during and after the term of this Agreement, in applying for, obtaining, perfecting, evidencing, sustaining and enforcing the Company’s Proprietary Rights in the Work Product, including, without limitation, executing such written instruments as may be prepared by the Company and doing such other acts as may be necessary in the opinion of the Company to obtain a patent, register a copyright, or otherwise enforce the Company’s rights in such Work Product (and the Consultant hereby irrevocably appoints the Company and any of their officers and agents as and attorney in fact to act for and on the Consultant’s behalf and instead of the Consultant, with the same legal force and effect as if executed by the Consultant).

6.          Return of Company Property. The Consultant agrees that, upon termination of this Agreement, or at any other time the Company so requests, the Consultant will immediately deliver to the Company (and will not keep in the Consultant’s possession, make a copy, recreate or deliver to anyone else) all property belonging to the Company and all material containing or constituting Proprietary Information and Work Product, including any copies in the Consultant’s possession or control, whether prepared by the Consultant or others.

7.          Representations and Warranties of the Consultant. The Consultant represents, warrants and covenants that (a) the Consultant has the full power and authority to enter into this Agreement and to perform his or her obligations hereunder, without the need for any consents, approvals or immunities not yet obtained, including those of any Aligned Party, and this Agreement constitutes the valid and legally binding obligations of the Consultant, enforceable against the Consultant in accordance with their respective terms; (b) the Consultant’s execution of and performance under this Agreement does not and shall not breach any oral or written agreement with or any other obligation (whether arising by contract, law or otherwise) to any third party, including the Aligned Parties, or any obligation owed by the Consultant to any third party, including the Aligned Parties, to keep any information or materials in confidence or in trust; (c) the Consultant has the right to grant the rights and assignments granted herein, without the need for any assignments, releases, consents, approvals, immunities or other rights not yet obtained, including those of any Aligned Party; (d) the Services and Work Product do not and shall not infringe, misappropriate or violate any patent, copyright, trademark, trade secret, publicity, privacy or other rights of any third party, including the Aligned Parties; and (e) neither the Work Product nor any element thereof shall be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments.

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8.          Indemnification.

8.1.          Consultant Indemnity. The Consultant shall indemnify and hold harmless, and at the Company’s request defend, the Company and its affiliates, successors and assigns (and its and their managers, officers, directors, employees, sublicensees, customers and agents) from and against any and all claims, losses, liabilities, damages, settlements, expenses and costs (including, without limitation, attorneys’ fees and court costs) which arise out of or relate to (a) any breach (or claim or threat thereof that, if true, would be a breach) of this Agreement by the Consultant; or (b) any third party claim or threat thereof (including any such claim or threat made by any Aligned Party) that the Services or Work Product (or the exercise of the rights granted herein with respect thereto) infringe, misappropriate or violate any patent, copyright, trademark, trade secret, or other rights of any third party.

8.2.          Notice; Cooperation; Settlement. The Company shall notify the Consultant promptly of any claim or liability for which indemnification is sought (“Claim”), provided, however, that the failure to give such notice shall not relieve the Consultant of the Consultant’s obligations hereunder except to the extent that the Consultant was actually and materially prejudiced by such failure. The Company may, at its option and expense, participate and appear on an equal footing with the Consultant in the defense of any Claim that is conducted by the Consultant as set forth herein. The Consultant may not settle any Claim without the prior written approval of the Company, which approval shall not be unreasonably withheld or delayed. From the date of written notice from the Company to the Consultant of any such Claim, the Company shall have the right to withhold from any payments due to the Consultant under this Agreement the amount of any defense costs, plus additional reasonable amounts as security for the Consultant’s obligations under this Section 8.

9.          Term and Termination.

9.1.          Term. This Agreement shall commence on the Effective Date and remain in full force and effect for a period of one (1) year thereafter, following which the Company and the Consultant shall negotiate in good faith to extend this Agreement; provided, however, that the Company may, at its sole election, terminate this Agreement at any time if ApolloMed exercises its right to repurchase ApolloMed’s shares pursuant to Section 1.2(d) of the Purchase Agreement. Notwithstanding any provision of this Agreement to the contrary, the Company may terminate this Agreement immediately and without prior notice for Cause. For purposes of this Agreement, “Cause” means (a) the Consultant’s refusal or inability to provide the Services; (b) the Consultant’s or any other Aligned Party’s (as defined in the Purchase Agreement) breach of any material provision of this Agreement, the Purchase Agreement or any other Transaction Document (as defined in the Purchase Agreement), which breach is not cured within ten (10) days after written notice to the Consultant from the Company; (c) the determination by ApolloMed that the Consultant or any other Aligned Party has made a material misrepresentation or materially breached a warranty contained in this Agreement, the Purchase Agreement or any other Transaction Document; (d) the Consultant’s commission of a crime involving dishonesty or breach of trust to any person; or (e) the Consultant’s willfully engaging in conduct that is in bad faith and materially injurious to the Company or ApolloMed, including but not limited to, misappropriation of trade secrets, fraud or embezzlement.

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9.2.          Effect of Termination. Upon termination of this Agreement, the Consultant shall immediately cease performing the Services. Unless this Agreement has been terminated by the Company for Cause, the Company shall pay the Consultant compensation due for Services actually rendered, in accordance with Section 2, and such amounts shall be in full satisfaction of any obligation or liability of the Company to the Consultant for payments due to the Consultant under this Agreement. Sections 4, 5, 6, 7, 8, 10, 11, 12, 13, 14, 15, 16, and 17 of this Agreement shall survive the termination or expiration of this Agreement. Termination of this Agreement by any party shall not act as a waiver of any breach of this Agreement and shall not release any party from any liability for breach of such party’s obligations under this Agreement. No party shall be liable to the others for damages of any kind solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement by a party shall be without prejudice to any other right or remedy of such party under this Agreement or applicable law.

10.         Equitable Relief. The Consultant recognizes that the covenants contained in Sections 4 and 5 are reasonable and necessary to protect the legitimate interests of the Company, that the Company would not have entered into this Agreement in the absence of such covenants, and that the Consultant’s breach or threatened breach of such covenants shall cause the Company irreparable harm and significant injury, the amount of which shall be extremely difficult to estimate and ascertain, thus, making any remedy at law or in damages inadequate. Therefore, the Consultant agrees that the Company shall be entitled, without the necessity of posting of any bond or security, to the issuance of injunctive relief by any court of competent jurisdiction enjoining any breach or threatened breach of such covenants and for any other relief such court deems appropriate. This right shall be in addition to any other remedy available to the Company at law or in equity.

11.         Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the State of California to the rights and duties of the parties. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal or state court in the City and County of Los Angeles, California, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

12.         Notices. Any notice, request, demand, or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be deemed to be properly given: (a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two business days after deposit with a private industry express courier, with written confirmation of receipt. All notices shall be sent to the address set forth on the signature page of this Agreement and to the notice of the person executing this Agreement (or to such other address or person as may be designated by a party by giving written notice to the other party pursuant to this Section).

13.         Legal Fees. If any legal action, including, without limitation, an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorney fees paid or incurred in good faith.

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14.         Severability. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

15.         Entire Agreement. The terms of this Agreement, together with the Purchase Agreement, are the final expression of the agreement of the parties with respect to the subject matter hereof. This Agreement and the Purchase Agreement supersede all other prior and contemporaneous agreements and statements, whether written or oral, express or implied, pertaining in any manner to the Consultant’s engagement, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements.

16.         Amendment/Waivers. This Agreement can be amended or terminated only by a written agreement signed by both parties. No failure to exercise or delay by the Company in exercising any right under this Agreement shall operate as a waiver thereof.

17.         Successors and Assigns. The Consultant may not subcontract or otherwise delegate its obligations under this Agreement without the Company’s prior written consent. The Consultant agrees that the Company may assign any of its rights under this Agreement to any affiliate of the Company or any successor in interest to the Company or its business operations (including without limitation any purchaser of all or substantially all of the assets of the Company). This Agreement shall be binding upon the Consultant, and shall inure to the benefit of the Company’s successors and assigns.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first written above.

ALIGNED HEALTHCARE, INC.,
a California corporation

By: /s/ Warren Hosseinion
Name: Warren Hosseinion, M.D.
Title: Chief Executive Officer

Address:	Apollo Medical Holdings, Inc.
450 N. Brand Blvd.
Suite 600
Glendale, California 91203
Attn.:Chief Executive Officer
Fax: (818) 291-6444

/s/ Raouf Khalil
Raouf Khalil

Address:	860 Hampshire Road, Suite A
Westlake Village, California 91361
Fax: (805) 379-0267

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Schedule 1

Description of Services

Acting as President of the Company and undertaking all duties and activities customarily associated with such position, including marketing and business development of the Aligned Division, financial projections and budgeting, capital raising and investor relations and C-Suite introductions.

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Schedule 2

Compensation

Until such time as the EBITDA (as defined in the Purchase Agreement) of the Aligned Division is positive during any one full fiscal quarter of the Buyer (a “Fiscal Quarter”) following the Effective Date (the “Cash Flow Benchmark”), as determined by the Buyer based on financial information filed by the Buyer with the SEC from time to time pursuant to the 1934 Act, the Company shall pay to Consultant $22,500 per Fiscal Quarter during the term of this Agreement (prorated for any partial Fiscal Quarters), payable in arrears within three (3) business days following the date on which the Buyer files its quarterly or annual report, as the case may be, with the SEC (the “Filing Date”) for each Fiscal Quarter following the Effective Date. If and when the Cash Flow Benchmark is met, (a) the Company shall increase the quarterly payments made to the Consultant during the term of this Agreement to $45,000, and (b) the Company shall pay the Consultant, within three (3) business days following the Filing Date for the Fiscal Quarter in which the Cash Flow Benchmark is met, a lump sum amount (the “Lump Sum Payment”) equal to the product of $22,500 multiplied by the number of Fiscal Quarters following the Effective Date until the Cash Flow Benchmark is met (prorated for any partial Fiscal Quarters). Notwithstanding the foregoing, the Company shall not be obligated to pay any part of the Lump Sum Payment that would result in the EBITDA of the Aligned Division (which, for these purposes, shall include the amount of the Lump Sum Payment and any other payments made under this Agreement during such Fiscal Quarter) becoming negative for the Fiscal Quarter in which the Cash Flow Benchmark is met, and any amount of the Lump Sum Payment that is not so paid shall be carried forward until the end of the immediately following Fiscal Quarter and paid within three (3) business days following the Filing Date for such Fiscal Quarter up to an amount that would result in the EBITDA of the Aligned Division (as adjusted to include the amount of the Lump Sum Payment and any other payments made under this Agreement during such Fiscal Quarter) becoming negative for such Fiscal Quarter. If the remaining amount of the Lump Sum Payment has not been paid in full following such Fiscal Quarter, then such remaining amount shall be carried forward for one or more succeeding Fiscal Quarters and paid as provided in the preceding sentence until the Lump Sum Payment is paid in full.

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CONSULTING AGREEMENT

This CONSULTANT AGREEMENT (this “Agreement”) is made and entered into as of February 15, 2011 and effective on February 1, 2011 (the “Effective Date”), by and between Aligned Healthcare, Inc., a California corporation (the “Company”), and BJ Reese (the “Consultant”), on the other.

RECITALS

E.           The Consultant is an employee and officer of Aligned Healthcare Group LLC, a California limited liability company (“Aligned LLC”), and of Aligned Healthcare Group – California, Inc., a California professional medical corporation (“Aligned Corp.”).

F.           Aligned Corp. and Aligned LLC has sold certain assets to the Company relating to the ownership and operation of a medical service organization business and specifically the provision of 24-hour physician and nurse call center services (the “Business”).

G.           Apollo Medical Holdings, Inc., a Delaware corporation (“ApolloMed”), has agreed to purchase the outstanding shares of the Company, pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among ApolloMed, the Consultant, as a seller, Aligned LLC, Aligned Corp. and certain other parties (the “Acquisition”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed thereto in the Purchase Agreement.

H.           As part of the Acquisition and as a condition to the consummation thereof, the Company and the Consultant have agreed to enter into this Agreement which sets forth the terms and conditions of the Consultant’s engagement by the Company.

In consideration of the mutual covenants herein contained, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Consultant hereby agree as follows:

AGREEMENT

18.         Services. The Company hereby engages the Consultant, and the Consultant hereby agrees to render the services described in Schedule 1 attached hereto (the “Services”) to the Company and shall report to the President of the Company. The Consultant is not the agent of the Company and is not authorized and shall not have any authority to make any representations, contracts or commitments on behalf of the Company, or otherwise bind the Company in any respect whatsoever. The Consultant may provide services to Mobile Doctors 24/7, LLC (“Mobile Doctors”), Aligned LLC or Aligned Corp. pursuant to the applicable Aligned Agreements as long as the Consultant shall devote no less than 20 hours per week exclusively to providing the Services.

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19.         Payment for Services.

19.1.          Compensation. In consideration of the Services to be rendered pursuant to this Agreement, subject to Section 9.4 of the Purchase Agreement, the Company shall pay to the Consultant the amounts set forth in Schedule 2.

19.2.          Expenses. The Consultant shall be entitled to receive reimbursement for expenses, charges and outlays that have been authorized in writing by the Company in advance upon the presentation of invoices or other applicable documentation.

20.         Independent Contractor. The Consultant shall perform the Services as an independent contractor and consultant, and nothing in this Agreement should be construed to create a partnership, joint venture, agency or employer-employee relationship between the parties. The Consultant is not the agent of Company and is not authorized nor has any authority to make any representation, contract or commitment on behalf of the Company, or otherwise bind the Company in any respect whatsoever. The Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to the Consultant’s performance of the Services and receipt of fees under this Agreement. The Company may regularly report amounts paid to the Consultant with the Internal Revenue Service as required by law. Because the Consultant is an independent contractor, the Company shall not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on the Consultant’s behalf. The Consultant shall comply with, and agree to accept exclusive liability for non-compliance with, all applicable state and federal laws, rules and regulations, including, without limitation, obligations such as payment of all taxes, social security, disability and other contributions based on fees paid to the Consultant under this Agreement. The Consultant hereby agrees to indemnify, hold harmless and defend the Company against any and all such liability, taxes or contributions, including, without limitation, penalties and interest.

21.         Proprietary Information.

21.1.          Proprietary Information. The Consultant understands that the Services and other work to be performed for the Company hereunder will involve access to confidential, proprietary or trade secret information or materials of the Company (or its affiliates, licensors, suppliers, vendors, clients, business partners or representatives, governmental officials or other personnel, customers or any other third party to whom the Company owes a duty of confidentiality), in whatever form, tangible or intangible, whether disclosed or provided to the Consultant before or after the execution of this Agreement (collectively, “Proprietary Information”). Proprietary Information further includes, without limitation, any information related to the Business or obtained by the Consultant in the course of providing Services, and any (a) information, ideas or materials of a technical or creative nature, discoveries, developments, techniques, processes, research and development plans and results, reports, designs, drawings and specifications, works of authorship, data, formulas, files, and other materials and concepts relating to the Company’s business, services, or technology or that of the Company’s affiliates; (b) information, ideas or materials of a business nature, such as development plans, marketing and sales plans and forecasts, budgets and financial statements, and other information regarding finances, profits, costs, marketing, purchasing, sales, operations, policies, procedures, salaries, customers, suppliers, business partners or representatives, governmental officials and other personnel and contract terms; (c) all personal property, including, without limitation, books, manuals, records, files, reports, notes, contracts, lists, blueprints and other documents or materials, or copies thereof, received by the Consultant or prepared for the Company in the course of the Consultant’s performing Services (including any Work Product, as defined below); and (d) any other trade secrets, information, ideas or materials of or relating in any way to the past, present, planned or foreseeable business, technology or activities of or relating to the Company (or its affiliates, employees, licensors, suppliers, vendors, business partners or representatives, governmental officials or other personnel, clients, customers or any other third parties to whom the Company owes a duty of confidentiality).

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21.2.          Restrictions on Use and Disclosure. The Consultant agrees that, during the term of this Agreement and thereafter, he or she shall (a) hold Proprietary Information in strict trust and confidence; (b) use Proprietary Information only for the benefit of the Company (and not for the benefit of the Consultant, any Aligned Party (as defined below), or any other third party), it being understood that communications among the Consultant and the other Sellers or Mobile Doctors in the furtherance of their duties to the Company shall be deemed to be for the benefit of the Company; (c) not use Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement; (d) reproduce Proprietary Information only to the extent reasonably required to fulfill the Consultant’s obligations hereunder; and (e) not disclose, provide or otherwise make available to any third party, directly or indirectly, any Proprietary Information without first obtaining the Company’s express written consent on a case-by-case basis. As used in this Agreement, the “Aligned Parties” means Aligned LLC, Aligned Corp. and their respective affiliates, shareholders, members, officers, directors, managers, employees and contractors, and an “Aligned Party” means any one of such persons.

21.3.          Exclusions. The obligations in Section 4.2 shall not apply to any Proprietary Information to the extent such Proprietary Information (a) is or has become generally known or available other than by any act or omission of the Consultant; (b) was rightfully known by the Consultant prior to the time of first disclosure to the Consultant; (c) is independently developed by the Consultant without the use of Proprietary Information or in connection with the Services; or (d) is rightfully obtained without restriction from a third party who has the right to make such disclosure and without breach of any duty of confidentiality to the Company. In addition, the Consultant may use or disclose Proprietary Information to the extent (i) approved in advance in writing by the Company or (ii) the Consultant is legally compelled to disclose such Proprietary Information, provided that the Consultant shall, to the extent legally permitted, give advance notice of such compelled disclosure to the Company, and shall cooperate with the Company in connection with any efforts to prevent or limit the scope of such disclosure and/or use of the Proprietary Information.

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22.         Intellectual Property.

22.1.          Work Product. As used in this Agreement, the term “Work Product” shall include, without limitation, all discoveries, ideas, inventions, concepts, developments, know-how, trade secrets, works of authorship, materials, software, writings, drawings, designs, processes, techniques, formulas, data, specifications, technology, patent applications (and contributions thereto), and other creations (and any related improvements or modifications to the foregoing or to any Proprietary Information), whether or not patentable, relating to any activities of the Company that are conceived, created or otherwise developed by or for the Consultant (alone or with others), or result from or are suggested by any work performed by or for the Consultant (alone or with others), (a) during the period of the consultancy arrangement being created hereunder, whether before or after the execution of this Agreement, and whether or not conceived of, created or otherwise developed during regular business hours, and (b) if based on Proprietary Information, after termination of the consultancy arrangement being created hereunder. Except to the extent expressly set forth in this Agreement, Work Product shall include, without limitation, all deliverables and other materials delivered to the Company in connection with the Services.

22.2.          Assignment. The Consultant agrees to disclose promptly in writing to the Company all Work Product. The Consultant hereby irrevocably assigns and agrees to assign to the Company all right, title and interest worldwide in and to the Work Product (whether currently existing or conceived, created or otherwise developed later), including, without limitation, all copyrights, trademarks, trade secrets, patents, industrial rights and all other intellectual and proprietary rights related thereto (the “Proprietary Rights”), effective immediately upon the inception, conception, creation or development thereof. The Proprietary Rights shall include, without limitation, all rights, whether existing now or in the future, whether statutory or common law, in any jurisdiction in the world, related to the Work Product, together with all national, foreign and state registrations, applications for registration and all renewals and extensions thereof (including, without limitation, any continuations, continuations-in-part, divisionals, reissues, substitutions and reexaminations); all goodwill associated therewith; and all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including, without limitation, the exclusive rights to apply for and maintain all such registrations, renewals and extensions; to sue for all past, present and future infringements or other violations of any rights relating thereto; and to settle and retain proceeds from any such actions). Except as may be agreed in writing by the parties, the Consultant shall not retain any right to use the Work Product and agrees not to challenge the validity of the Company’s ownership in the Work Product.

22.3.          License; Waiver of Rights. To the extent, if any, that any Work Product or Proprietary Rights are not assignable or that the Consultant retains any right, title or interest in and to any Work Product or any Proprietary Rights, the Consultant (a) unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against the Company with respect to such rights; (b) agrees, at the Company’s request and expense, to consent to and join in any action to enforce such rights; and (c) hereby grants to the Company a perpetual, irrevocable, fully paid-up, royalty-free, transferable, sublicensable (through multiple levels of sublicensees), exclusive, worldwide right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit (and have others exercise such rights on behalf of the Company) all or any portion of such Work Product, in any form or media (now known or later developed). The foregoing license includes, without limitation, the right to make any modifications to such Work Product regardless of the effect of such modifications on the integrity of such Work Product, and to identify the Consultant, or not to identify the Consultant, as one or more authors of or contributors to such Work Product or any portion thereof, whether or not such Work Product or any portion thereof have been modified. The Consultant further irrevocably waives any “moral rights” or other rights with respect to attribution of authorship or integrity of such Work Product that the Consultant may have under any applicable law under any legal theory. The Consultant hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which the Consultant now or may hereafter have for infringement of any Work Product or Proprietary Rights assigned and/or licensed hereunder to the Company.

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22.4.          Assistance. The Consultant agrees to cooperate with the Company or its designee(s), both during and after the term of this Agreement, in applying for, obtaining, perfecting, evidencing, sustaining and enforcing the Company’s Proprietary Rights in the Work Product, including, without limitation, executing such written instruments as may be prepared by the Company and doing such other acts as may be necessary in the opinion of the Company to obtain a patent, register a copyright, or otherwise enforce the Company’s rights in such Work Product (and the Consultant hereby irrevocably appoints the Company and any of their officers and agents as and attorney in fact to act for and on the Consultant’s behalf and instead of the Consultant, with the same legal force and effect as if executed by the Consultant).

23.         Return of Company Property. The Consultant agrees that, upon termination of this Agreement, or at any other time the Company so requests, the Consultant will immediately deliver to the Company (and will not keep in the Consultant’s possession, make a copy, recreate or deliver to anyone else) all property belonging to the Company and all material containing or constituting Proprietary Information and Work Product, including any copies in the Consultant’s possession or control, whether prepared by the Consultant or others.

24.         Representations and Warranties of the Consultant. The Consultant represents, warrants and covenants that (a) the Consultant has the full power and authority to enter into this Agreement and to perform his or her obligations hereunder, without the need for any consents, approvals or immunities not yet obtained, including those of any Aligned Party, and this Agreement constitutes the valid and legally binding obligations of the Consultant, enforceable against the Consultant in accordance with their respective terms; (b) the Consultant’s execution of and performance under this Agreement does not and shall not breach any oral or written agreement with or any other obligation (whether arising by contract, law or otherwise) to any third party, including the Aligned Parties, or any obligation owed by the Consultant to any third party, including the Aligned Parties, to keep any information or materials in confidence or in trust; (c) the Consultant has the right to grant the rights and assignments granted herein, without the need for any assignments, releases, consents, approvals, immunities or other rights not yet obtained, including those of any Aligned Party; (d) the Services and Work Product do not and shall not infringe, misappropriate or violate any patent, copyright, trademark, trade secret, publicity, privacy or other rights of any third party, including the Aligned Parties; and (e) neither the Work Product nor any element thereof shall be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments.

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25.         Indemnification.

25.1.          Consultant Indemnity. The Consultant shall indemnify and hold harmless, and at the Company’s request defend, the Company and its affiliates, successors and assigns (and its and their managers, officers, directors, employees, sublicensees, customers and agents) from and against any and all claims, losses, liabilities, damages, settlements, expenses and costs (including, without limitation, attorneys’ fees and court costs) which arise out of or relate to (a) any breach (or claim or threat thereof that, if true, would be a breach) of this Agreement by the Consultant; or (b) any third party claim or threat thereof (including any such claim or threat made by any Aligned Party) that the Services or Work Product (or the exercise of the rights granted herein with respect thereto) infringe, misappropriate or violate any patent, copyright, trademark, trade secret, or other rights of any third party.

25.2.          Notice; Cooperation; Settlement. The Company shall notify the Consultant promptly of any claim or liability for which indemnification is sought (“Claim”), provided, however, that the failure to give such notice shall not relieve the Consultant of the Consultant’s obligations hereunder except to the extent that the Consultant was actually and materially prejudiced by such failure. The Company may, at its option and expense, participate and appear on an equal footing with the Consultant in the defense of any Claim that is conducted by the Consultant as set forth herein. The Consultant may not settle any Claim without the prior written approval of the Company, which approval shall not be unreasonably withheld or delayed. From the date of written notice from the Company to the Consultant of any such Claim, the Company shall have the right to withhold from any payments due to the Consultant under this Agreement the amount of any defense costs, plus additional reasonable amounts as security for the Consultant’s obligations under this Section 8.

26.         Term and Termination.

26.1.          Term. This Agreement shall commence on the Effective Date and remain in full force and effect for a period of one (1) year thereafter, following which the Company and the Consultant shall negotiate in good faith to extend this Agreement; provided, however, that the Company may, at its sole election, terminate this Agreement at any time if ApolloMed exercises its right to repurchase ApolloMed’s shares pursuant to Section 1.2(d) of the Purchase Agreement. Notwithstanding any provision of this Agreement to the contrary, the Company may terminate this Agreement immediately and without prior notice for Cause. For purposes of this Agreement, “Cause” means (a) the Consultant’s refusal or inability to provide the Services; (b) the Consultant’s or any other Aligned Party’s (as defined in the Purchase Agreement) breach of any material provision of this Agreement, the Purchase Agreement or any other Transaction Document (as defined in the Purchase Agreement), which breach is not cured within ten (10) days after written notice to the Consultant from the Company; (c) the determination by ApolloMed that the Consultant or any other Aligned Party has made a material misrepresentation or materially breached a warranty contained in this Agreement, the Purchase Agreement or any other Transaction Document; (d) the Consultant’s commission of a crime involving dishonesty or breach of trust to any person; or (e) the Consultant’s willfully engaging in conduct that is in bad faith and materially injurious to the Company or ApolloMed, including but not limited to, misappropriation of trade secrets, fraud or embezzlement.

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26.2.          Effect of Termination. Upon termination of this Agreement, the Consultant shall immediately cease performing the Services. Unless this Agreement has been terminated by the Company for Cause, the Company shall pay the Consultant compensation due for Services actually rendered, in accordance with Section 2, and such amounts shall be in full satisfaction of any obligation or liability of the Company to the Consultant for payments due to the Consultant under this Agreement. Sections 4, 5, 6, 7, 8, 10, 11, 12, 13, 14, 15, 16, and 17 of this Agreement shall survive the termination or expiration of this Agreement. Termination of this Agreement by any party shall not act as a waiver of any breach of this Agreement and shall not release any party from any liability for breach of such party’s obligations under this Agreement. No party shall be liable to the others for damages of any kind solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement by a party shall be without prejudice to any other right or remedy of such party under this Agreement or applicable law.

27.         Equitable Relief. The Consultant recognizes that the covenants contained in Sections 4 and 5 are reasonable and necessary to protect the legitimate interests of the Company, that the Company would not have entered into this Agreement in the absence of such covenants, and that the Consultant’s breach or threatened breach of such covenants shall cause the Company irreparable harm and significant injury, the amount of which shall be extremely difficult to estimate and ascertain, thus, making any remedy at law or in damages inadequate. Therefore, the Consultant agrees that the Company shall be entitled, without the necessity of posting of any bond or security, to the issuance of injunctive relief by any court of competent jurisdiction enjoining any breach or threatened breach of such covenants and for any other relief such court deems appropriate. This right shall be in addition to any other remedy available to the Company at law or in equity.

28.         Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the State of California to the rights and duties of the parties. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal or state court in the City and County of Los Angeles, California, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

29.         Notices. Any notice, request, demand, or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be deemed to be properly given: (a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two business days after deposit with a private industry express courier, with written confirmation of receipt. All notices shall be sent to the address set forth on the signature page of this Agreement and to the notice of the person executing this Agreement (or to such other address or person as may be designated by a party by giving written notice to the other party pursuant to this Section).

30.         Legal Fees. If any legal action, including, without limitation, an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorney fees paid or incurred in good faith.

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31.         Severability. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

32.         Entire Agreement. The terms of this Agreement, together with the Purchase Agreement, are the final expression of the agreement of the parties with respect to the subject matter hereof. This Agreement and the Purchase Agreement supersede all other prior and contemporaneous agreements and statements, whether written or oral, express or implied, pertaining in any manner to the Consultant’s engagement, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements.

33.         Amendment/Waivers. This Agreement can be amended or terminated only by a written agreement signed by both parties. No failure to exercise or delay by the Company in exercising any right under this Agreement shall operate as a waiver thereof.

34.         Successors and Assigns. The Consultant may not subcontract or otherwise delegate its obligations under this Agreement without the Company’s prior written consent. The Consultant agrees that the Company may assign any of its rights under this Agreement to any affiliate of the Company or any successor in interest to the Company or its business operations (including without limitation any purchaser of all or substantially all of the assets of the Company). This Agreement shall be binding upon the Consultant, and shall inure to the benefit of the Company’s successors and assigns.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first written above.

ALIGNED HEALTHCARE, INC.,
a California corporation

By: /s/ Warren Hosseinion
Name: Warren Hosseinion, M.D.
Title: Chief Executive Officer

Address:	Apollo Medical Holdings, Inc.
450 N. Brand Blvd.
Suite 600
Glendale, California 91203
Attn.: Chief Executive Officer
Fax: (818) 291-6444

/s/ BJ Reese
BJ Reese

Address:	860 Hampshire Road, Suite A
Westlake Village, California 91361
Fax: (805) 379-0267

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Schedule 1

Description of Services

Acting as Chief Operating Officer of the Company and undertaking all duties and activities customarily associated with such position, including marketing, business development, management and oversight of the Aligned Division, including the 24 hour physician call center and care management.

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Schedule 2

Compensation

Until such time as the EBITDA (as defined in the Purchase Agreement) of the Aligned Division is positive during any one full fiscal quarter of the Buyer (a “Fiscal Quarter”) following the Effective Date (the “Cash Flow Benchmark”), as determined by the Buyer based on financial information filed by the Buyer with the SEC from time to time pursuant to the 1934 Act, the Company shall pay to Consultant $11,250 per Fiscal Quarter during the term of this Agreement (prorated for any partial Fiscal Quarters), payable in arrears within three (3) business days following the date on which the Buyer files its quarterly or annual report, as the case may be, with the SEC (the “Filing Date”) for each Fiscal Quarter following the Effective Date. If and when the Cash Flow Benchmark is met, (a) the Company shall increase the quarterly payments made to the Consultant during the term of this Agreement to $22,500, and (b) the Company shall pay the Consultant, within three (3) business days following the Filing Date for the Fiscal Quarter in which the Cash Flow Benchmark is met, a lump sum amount (the “Lump Sum Payment”) equal to the product of $11,250 multiplied by the number of Fiscal Quarters following the Effective Date until the Cash Flow Benchmark is met (prorated for any partial Fiscal Quarters). Notwithstanding the foregoing, the Company shall not be obligated to pay any part of the Lump Sum Payment that would result in the EBITDA of the Aligned Division (which, for these purposes, shall include the amount of the Lump Sum Payment and any other payments made under this Agreement during such Fiscal Quarter) becoming negative for the Fiscal Quarter in which the Cash Flow Benchmark is met, and any amount of the Lump Sum Payment that is not so paid shall be carried forward until the end of the immediately following Fiscal Quarter and paid within three (3) business days following the Filing Date for such Fiscal Quarter up to an amount that would result in the EBITDA of the Aligned Division (as adjusted to include the amount of the Lump Sum Payment and any other payments made under this Agreement during such Fiscal Quarter) becoming negative for such Fiscal Quarter. If the remaining amount of the Lump Sum Payment has not been paid in full following such Fiscal Quarter, then such remaining amount shall be carried forward for one or more succeeding Fiscal Quarters and paid as provided in the preceding sentence until the Lump Sum Payment is paid in full.

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Exhibit B

RIGHT OF FIRST REFUSAL AGREEMENT

This RIGHT OF FIRST REFUSAL AGREEMENT is made as of February 15, 2011 (the “Agreement”), by and among Apollo Medical Holdings, Inc., a Delaware corporation (“ApolloMed”), on the one hand, and Aligned Healthcare Group LLC, a California limited liability company (“Aligned LLC”), Marcelle Khalil (“Marcelle”) and Hany Khalil (“Hany” and, together with Marcelle, the “Members” and individually a “Member”), on the other hand. Aligned LLC, the Members and the Permitted Transferees (as defined below) of the Members are sometimes herein called, collectively, the “Aligned Group” and, individually, a “Aligned Party”.

WHEREAS, Aligned LLC provides management services to Aligned Healthcare Group – California, Inc., a California professional medical corporation (“Aligned Corp.”), and other medical practices in the Counties of Tulare, Kings, Madera, Sacramento, Stanislaus and Fresno in California, which include managing and administering Aligned Corp.’s and other providers’ medical clinics and providing support services to and furnishing Aligned Corp. and other practices with the necessary personnel and support staff (the “Business”);

WHEREAS, concurrently with this Agreement, (a) Aligned LLC and Aligned Corp. are selling and transferring to Aligned Healthcare, Inc., a California corporation (the “Company”), certain assets used or useful in the management, administration and operation of 24-hour physician and nursing call centers, and (b) ApolloMed, Aligned LLC, Aligned Corp. and certain other parties have entered into a Stock Purchase Agreement, dated February 15, 2011 (the “Purchase Agreement”), pursuant to which ApolloMed will purchase all of the issued and outstanding shares of the Company’s stock, on the terms and conditions therein;

WHEREAS, the Members are the record and beneficial owners of all of the membership interests of Aligned LLC (the “Aligned LLC Interests”); and

WHEREAS, the Aligned Group desires to grant to ApolloMed, and ApolloMed desires to acquire from the Aligned Group, an exclusive right of first refusal to purchase (a) all or a substantial part of the assets of Aligned LLC (the “Assets”), and (b) the Aligned LLC Interests now or hereafter owned by any Aligned Party (the “Subject Interests”), on the terms and conditions hereof;

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements herein, the parties hereto, each intending to be bound hereby, agree as follows:

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1.          Prohibition on Transfers.

(a)          Transfers Prohibited Generally. For purposes of this Agreement, “Transfer” means any sale, assignment, transfer, encumbrance, pledge, hypothecation, gift or other disposition or alienation, voluntarily, by operation of law, or otherwise, whether or not pursuant to or in connection with any merger, consolidation, recapitalization, reorganization or other corporate transaction, of (1) all or any substantial part of the Assets in a single transaction or a series of related transactions, (2) any Subject Interests or (3) any right, title or interest in or to any Subject Interests or in or to all or any substantial part of the Assets, provided that (i) liens and security interests granted to banks, commercial lenders, institutional equipment lessors and similar financial institutions in connection with lending or lease transactions by Aligned LLC that are for bona fide corporate purposes, are not intended to affect the ownership or control of Aligned LLC, and are not intended to circumvent and (in the absence of bankruptcy or insolvency proceedings) do not have the effect of circumventing this Agreement, and (ii) sales of tangible Assets in the ordinary course of business shall not constitute Transfers. Except for Transfers that are permitted by Section 1(b) or otherwise comply in all respects with this Agreement, no Aligned Party shall, without the prior consent of ApolloMed, suffer, permit or effect any Transfer or enter into any agreement or commitment for any Transfer during the term of this Agreement. Any attempted or purported Transfer or agreement or commitment therefor during the term of this Agreement that is not permitted by Section 1(b) or that does not otherwise comply in all respects with this Agreement shall be void and of no effect.

(b)          Estate Planning Transfer Exception. Any provision of Section 1(a) to the contrary notwithstanding, any Member who is a natural person may make a gift of Subject Interests, inter vivos or testamentary, (1) to any of his or her spouse, issue or lineal descendants or to a custodianship of any of the foregoing, or (2) to a trust that at all times during such Member’s lifetime is fully revocable by him or her (a “Trust”); provided that the instrument governing such Trust (A) shall be in writing, (B) shall provide that such Member, during his or her lifetime, shall be the sole trustee thereof with respect to Subject Interests assigned to such Trust, (C) shall provide that such Subject Interests may be distributed by such Trust (on its revocation or termination or otherwise) during such Member’s lifetime only to such Member or to a subtrust of such Trust of which such Member is (during his or her lifetime) the sole beneficiary and trustee (and such Trust shall be deemed to include any such subtrust for purposes of this Agreement) and which subtrust agrees to be bound by and perform such Member’s obligations under this Agreement, (D) shall provide that on such Member’s death, such Trust and all trustees thereof shall pay, perform or otherwise discharge (or shall cause to be paid, performed or otherwise discharged) when due all of such Member’s and such Trust’s duties, obligations and liabilities under this Agreement, and (E) shall be reasonably satisfactory to ApolloMed. Persons to whom sales or gifts of Subject Interests may be made as provided in this Section 1(b) are hereinafter called “Permitted Transferees.” A Member desiring to give any Subject Interests to a Permitted Transferee shall cause such Permitted Transferee to execute and deliver a counterpart of this Agreement or an instrument, in form and substance satisfactory to ApolloMed, agreeing to be subject to and bound by this Agreement.

2.          Right of First Refusal. In consideration of the consideration received by the Aligned Group in connection with the Transactions (as defined in the Purchase Agreement), receipt of which is hereby acknowledged by the Aligned Group, and as a material inducement to ApolloMed to enter into this Agreement and the Purchase Agreement, each Aligned Party hereby grants to ApolloMed an exclusive right of first refusal to acquire the Assets, the Subject Interests, or any thereof, or any right or interest therein, on the following terms:

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(a)          Notice of Third Party Contract. For purposes of this Agreement, “Third Party Contract” means a bona fide agreement reasonably believed in good faith by each Aligned Party to be legal, valid and binding and duly executed by a third party unrelated to and unaffiliated with any Aligned Party, which agreement obligates such third party to purchase any of the Subject Interests or all or any substantial part of the Assets, subject to no conditions other than compliance with this Agreement and customary closing conditions (including, without limitation, (1) the accuracy of representations and warranties made in the Third Party Contract as of the Closing Date, (2) obtaining any necessary third party or governmental consents or permits, (3) the absence of litigation that seeks to preclude or enjoin the consummation of the transaction, (4) the absence of a material adverse effect on Aligned LLC or its business or financial condition, (5) the satisfactory performance, as of the closing date of all covenants and obligations of the Aligned Parties who are parties to the Third Party Contract required to have been performed by them prior to such closing, and (6) the delivery of all documents and instruments, duly executed, as shall be required at closing). If any Aligned Party enters into a Third Party Contract, such Aligned Party (a “Aligned Offeree”) shall, within five (5) days thereafter, notify ApolloMed thereof (the “Notice”) and provide ApolloMed with a true and complete copy of such Third Party Contract. Such Third Party Contract shall specify precisely and completely the Assets or Subject Interests to be Transferred, the purchase price therefor and all other material terms of such Third Party Contract. Any offer, proposal or agreement regarding the Transfer of any Subject Interests (other than to a Permitted Transferee in accordance with Section 1(b)) or any substantial part of the Assets that does not constitute a Third Party Contract shall be void and of no effect.

(b)          Exercise Period. For a period (an “Exercise Period”) from the date that ApolloMed receives a Notice to the earlier of the ninetieth (90th) day thereafter and the date that ApolloMed declines in writing to exercise its rights hereunder with respect to the Third Party Contract that is the subject of such Notice, ApolloMed shall have the option to purchase the Subject Interests or the Assets specified in such Third Party Contract for the purchase price, and on the terms and conditions specified in such Third Party Contract. ApolloMed may exercise such option by notice to the Aligned Group before the end of the Exercise Period. During the Exercise Period, neither any Aligned Party nor any officer, manager, director, employee, agent or other representative or affiliate of any Aligned Party, directly or indirectly, shall encourage, solicit, initiate or respond to, or participate in any proposals, discussions, negotiations, requests for information or other similar matters regarding, the Third Party Contract or any other potential Transfer, except for discussions and negotiations with and responding to requests for information by ApolloMed or by the counterparty(ies) to the Third Party Contract, to the extent required under the Third Party Contract. During the Exercise Period, the Aligned Group shall provide ApolloMed with all cooperation, information and documents that ApolloMed reasonably requests in connection with its evaluation of the Third Party Contract.

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(c)          Non-Cash Consideration. If any part or all of the purchase price to be paid by the third party under a Third Party Contract is other than solely in cash, and if ApolloMed exercises its option as provided above with respect to such Third Party Contract, ApolloMed shall pay such non-cash consideration either, in ApolloMed’s absolute discretion, in cash or shares of common stock (“ApolloMed Shares”) of ApolloMed, or a combination of cash and ApolloMed Shares (valuing the ApolloMed Shares at the average of the closing prices thereof on the thirty (30) trading days ending with the fifth (5th) trading day preceding the last day of the Exercise Period), in an amount that ApolloMed and the Aligned Offeree agree to be equivalent to such non-cash consideration; provided that, if ApolloMed and the Aligned Offeree do not so agree before the end of the Exercise Period, the value of such non-cash consideration shall be determined as of the date of the giving of the Notice by an appraiser acceptable to the Aligned Offeree and ApolloMed. If the Aligned Offeree and ApolloMed do not agree on an appraiser within ten (10) days after the end of the Exercise Period, the Aligned Offeree and ApolloMed shall each name an appraiser. The two (2) appraisers so named shall select a third (3rd) appraiser who is not affiliated with either of them and who shall appraise such non-cash consideration. Any such appraiser shall be an independent, professional investment banker, appraiser or certified public accountant that is not related to or affiliated with ApolloMed or any Aligned Party. In determining such value, the appraiser so appointed shall consider all opinions and relevant evidence submitted to it by the Aligned Offeree and ApolloMed, or otherwise obtained by it, and shall set forth its determination in writing together with its opinion and the considerations on which such opinion is based, with a signed counterpart to be delivered to each of the Aligned Offeree and ApolloMed, within thirty (30) days after the appraiser is notified of and accepts its appointment as such. Such determination shall be final, binding and conclusive. One half of the fees and expenses of such appraisers, if any, shall be paid when due by each of the Aligned Offeree and ApolloMed; provided that each party shall bear such party’s own expenses in presenting evidence to the appraiser. The ApolloMed Shares, if any, issued to any Aligned Offeree pursuant to this Section 2(c) shall be offered, issued and sold by ApolloMed in a transaction not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, and pursuant to Rule 506 of Regulation D thereunder, and all parties to such transaction shall promptly execute and deliver such agreements, instruments and documents, including, without limitation, representations and warranties of such Aligned Offeree regarding investment intent, as are customary in connection therewith; provided that no Aligned Party shall be entitled hereunder to require the ApolloMed or ApolloMed to cause any ApolloMed Shares to be registered or qualified under the Securities Act of 1933, as amended, or any state securities law.

(d)          Non-Exercise of Right of First Refusal. If ApolloMed does not exercise its right of first refusal with respect to any Third Party Contract during the Exercise Period, the Aligned Offeree may, within sixty (60) days thereafter, Transfer the Assets or the Subject Interests, as the case may be, specified in such Third Party Contract at the purchase price and on the terms and conditions specified in such Third Party Contract. If the Aligned Offeree does not complete such Transfer within such sixty-day period, such Third Party Contract shall be void and of no effect and the provisions of this Section 2 shall apply to any subsequent proposed Transfer of the Assets or Subject Interests subject thereto.

3.          Good Faith Negotiations. During the term of this Agreement, ApolloMed and the Aligned Group shall undertake good faith negotiations regarding the potential acquisition by ApolloMed of the Subject Interests substantially all of the Assets, provided that nothing in this Section 3 shall obligate ApolloMed to enter into an agreement to acquire any of the Assets or Subject Interests.

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4.           Representations and Warranties.

(a)         Regarding the Aligned Companies. Each Aligned Party, jointly and severally, represents and warrants that:

13.13.1         The Members own of record and beneficially all right, title and interest in and to all of the Aligned LLC Interests, as follows:

Aligned LLC
Member	Percentage Interests Owned

Marcelle Khalil	51%

Hany Khalil	49%

13.13.2         Aligned LLC is the sole and exclusive owner of and has full power and authority to own the Assets and to operate the Business as now operated.

13.13.3         All of the Aligned LLC Interests are duly authorized, validly issued, fully paid and non-assessable.

13.13.4         Aligned LLC has full right, power and authority to enter into this Agreement and to perform its obligations hereunder.

13.13.5         The execution and delivery of this Agreement by Aligned LLC and the consummation of the transactions contemplated hereby have been duly authorized by the managers and members of Aligned LLC.

13.13.6         This Agreement is the legal, valid and binding agreement of Aligned LLC, enforceable against Aligned LLC in accordance with its terms.

13.13.7         No option, warrant, call, conversion right, contract or commitment of any kind whatsoever exists, pursuant to or as a result of which Aligned LLC may be obligated to offer, issue or sell, or may offer issue or sell, any securities whatsoever or may be obligated to Transfer, or may Transfer, any Subject Interests. Except for this Agreement, Aligned LLC is not a party to any voting trust, voting agreement, shareholder agreement, buy-sell agreement, proxy, pledge or hypothecation agreement, or other agreement relating to or restricting the transferability of any Subject Interests.

13.13.8         The execution and delivery of this Agreement by Aligned LLC, and the consummation by it of the transactions contemplated hereby, does not and will not (1) result in the breach or violation of any of the terms or conditions of, or constitute a default under, any mortgage, indenture, lease, agreement, obligation or commitment to which Aligned LLC is a party or by which Aligned LLC or any of the Assets is or may be bound or affected, (2) violate the articles of organization or the operating agreement of Aligned LLC, (3) violate any law, rule or regulation or any order, writ, injunction or decree of any court, administrative agency or governmental authority applicable to Aligned LLC, or (4) require notice to or the approval, consent or permission of any person.

(b)          By the Members. Each Member, severally as to himself or herself, and not jointly, represents and warrants that:

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13.13.9         Such Member holds the Aligned LLC Interests that he or she owns as set forth in Section 3(a)(i), free and clear of any and all liens, claims, charges, security interests, encumbrances and restrictions.

13.13.10         Such Member has full right, power and authority to enter into this Agreement and to perform such Member’s obligations hereunder.

13.13.11         This Agreement has been duly and validly executed and delivered by such Member and constitutes the legal, valid and binding agreement of such Member, enforceable against such Member in accordance with its terms.

13.13.12         No consent of any third party is required for such Member to enter into or perform this Agreement.

13.13.13         No option, warrant, call, conversion right, contract or commitment of any kind whatsoever exists, pursuant to or as a result of which such Member may be obligated to Transfer, or may Transfer, any Subject Interests. Except for this Agreement, such Member is not a party to any, and there exists no, voting trust, voting agreement, shareholder agreement, buy-sell agreement, proxy, pledge or hypothecation agreement, or other agreement relating to or restricting the transferability of any Subject Interests owned by such Member.

13.13.14         The execution and delivery of this Agreement by such Member, and the consummation by such Member of the transactions contemplated hereby, does not and will not (1) result in the breach or violation of any of the terms or conditions of, or constitute a default under, any mortgage, indenture, lease, agreement, obligation or commitment to which such Member is a party or by which such Member or any Subject Interests is or may be bound or affected, (2) violate the articles of organization or the operating agreement of Aligned LLC, (3) violate any law, rule or regulation or any order, writ, injunction or decree of any court, administrative agency or governmental authority applicable to such Member, or (4) require notice to or the approval, consent or permission of any person.

5.          No Issuance of Subject Interests. Aligned LLC shall not, and the Members shall not suffer or permit Aligned LLC to, offer, issue or sell any Aligned LLC Interests or any securities convertible into or exchangeable or exercisable for any Aligned LLC Interests to any person other than the Members and Permitted Transferees or otherwise than in accordance with this Agreement.

6.          Legends. Immediately after the date hereof, each holder of Subject Interests shall surrender to the issuer of such Subject Interests all certificates, if any, for such Subject Interests, and such issuer shall endorse the following legend on the face of each such certificate, or on the reverse thereof with reference thereto on the face thereof:

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THESE INTERESTS MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED PLEDGED, HYPOTHECATED, GIVEN AS A GIFT OR OTHERWISE DISPOSED OF OR ALIENATED, VOLUNTARILY, BY OPERATION OF LAW, OR OTHERWISE, WHETHER OR NOT PURSUANT TO OR IN CONNECTION WITH ANY MERGER, CONSOLIDATION, RECAPITALIZATION, REORGANIZATION OR OTHER TRANSACTION, EXCEPT ONLY IN COMPLIANCE WITH A RIGHT OF FIRST REFUSAL AGREEMENT DATED FEBRUARY 15 2011, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.

At any time at which any Subject Interests are no longer subject to this Agreement, any holder of a certificate representing such Subject Interests may surrender such certificate to the issuer thereof for removal of such legend, and the issuer thereof shall duly issue a new certificate in replacement thereof without such legend.

7.          Termination. This Agreement shall terminate on the later of (a) the first (1st) anniversary of the date hereof and (b) the end of an Exercise Period that begins before the first (1st) anniversary of the date hereof; provided that Section 17 shall survive any termination of this Agreement.

8.          Assignment. Subject to Section 1(b), no Aligned Party shall assign this Agreement or any rights hereunder or delegate any duties hereunder without ApolloMed’s prior express consent, and any such assignment or delegation that may be attempted or purported without such consent shall be void and of no effect. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

9.          Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or by electronic transmission in PDF format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or by electronic transmission in PDF format shall be deemed to be their original signatures for all purposes. At the request of any party, any facsimile or electronic document shall be re-executed in original form by the parties who executed the facsimile or electronic document.

10.         Notices. Any notice, consent, demand or other communication required or permitted to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, three days after being deposited as first class mail with the United States Postal Service, or one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, all charges or first class postage prepaid, properly addressed, as follows:

If to any Aligned Party:	Raouf Khalil
860 Hampshire Road, Suite A
Westlake Village, CA 91361
Fax: (805) 379-0267

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With a copy to:	Carl D. Hasting, Esq.
Attorney at Law
Certified Public Accountant
CDH Associates, Inc.
5655 Lindero Canyon Rd., Suite 226
Westlake Village, CA 91362
Fax: (818) 879-1562

If to ApolloMed:	Apollo Medical Holdings, Inc.
450 N. Brand Blvd.
Suite 600
Glendale, California 91203
Attn.: Chief Executive Officer
Fax: (818) 291-6444

With a copy to:	Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
Attn: P. Rupert Russell, Esq.
Fax: (415) 421-2922;

provided that any party hereto may change such party’s address for purposes of this Section 10 by not less than thirty (30) days’ advance notice hereunder to the other party(ies).

11.         Attorneys’ Fees. In the event of any dispute or controversy between or among any of the parties hereto relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and expenses incurred by the prevailing party.

12.         Applicable Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without regard to its conflict of laws provisions.

13.         Entire Agreement. This Agreement constitutes the entire agreement between ApolloMed and the Aligned Group with respect to the subject matter hereof and supersedes all prior or contemporaneous correspondence, understandings and agreements, written or oral, between them, regarding the subject matter hereof. This Agreement may be modified or amended only by a written instrument signed by the parties hereto.

14.         Waiver. No waiver by either ApolloMed or any Aligned Party at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by the other may be deemed a waiver of any similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

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15.         Specific Enforcement; Additional Remedies. Each party hereto agrees that monetary damages would not adequately compensate the other party or parties for the breach of this Agreement by such party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be subject of a temporary or permanent injunction or restraining order. Each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach. Each party hereto agrees to waive any and all requirements that the other party or parties secure or post any bond or surety in seeking any such remedy.

16.         Covenants to Run with Subject Interests. The covenants, conditions and restrictions herein shall be and constitute covenants, conditions and restrictions running with all Subject Interests now or hereafter owned by any Aligned Party at any time, directly or indirectly, whether or not the same have been issued.

17.         Confidentiality.

(a)          Aligned Group’s Obligation. Except as otherwise required by law, without ApolloMed’s prior consent, no Aligned Party shall disclose, or shall suffer or permit the disclosure of, the existence or any of the terms or conditions of this Agreement or any transaction contemplated hereby, to any person whatsoever, including, without limitation, any employee, agent or representative of any Aligned Party, except that this Section 17 shall not limit any Aligned Party’s right to disclose this Agreement and its terms and conditions to such Aligned Party’s accountants, attorneys and advisers who are informed in writing of such Aligned Party’s confidentiality obligations hereunder and who are obligated to such Aligned Party to keep confidential the existence, terms and conditions of this Agreement and the transactions contemplated hereby.

(b)          ApolloMed’s Obligation. Except as otherwise required by law, without Aligned LLC’s prior consent, ApolloMed shall not disclose, or suffer or permit the disclosure of, the existence or any of the terms or conditions of this Agreement or any transaction contemplated hereby, to any person whatsoever, except that this Section 17 shall not limit ApolloMed’s right to disclose this Agreement and its terms and conditions to its employees who ApolloMed believes need to know of the same or to its accountants, attorneys and advisers who are informed in writing of ApolloMed’s confidentiality obligations hereunder; provided that, anything herein to the contrary notwithstanding, ApolloMed may make such disclosures at such time or times as ApolloMed may determine, in ApolloMed’s exclusive discretion, may be necessary or advisable for ApolloMed to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any other applicable state, federal, foreign or other law, rule or regulation.

18.         Construction. Whenever the context requires, the use in this Agreement of the singular number shall be deemed to include the plural and vice versa, and each gender shall be deemed to include each other gender. The captions of Sections in this Agreement are for convenience of reference only and are not part of this Agreement. For purposes of this Agreement, (a) “person” shall be deemed to include, in addition to natural person, corporation, partnership, limited liability company, trust, association, firm or other entity or organization, (b) an “affiliate” of a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and (c) “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Right of First Refusal Agreement has been duly executed by or on behalf of the parties hereto, thereunto duly authorized, as of the date first above written.

	ALIGNED GROUP:	APOLLOMED:

	ALIGNED HEALTHCARE GROUP LLC	APOLLO MEDICAL HOLDINGS, INC.

By:	Raouf Khalil	By:	Warren Hosseinion, M.D.
	Its: President		Its:	Chief Executive Officer

Marcelle Khalil
MARCELLE KHALIL

Hany R Khalil
HANY KHALIL

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